Exhibit 4.5

INDENTURE, dated as of December 10, 2001, among SINCLAIR BROADCAST GROUP, INC., a Maryland corporation (the “Company”), the Guarantors identified on Annex A hereto (collectively, the “Guarantors”), and FIRST UNION NATIONAL BANK, a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issue of 8 3/4% Senior Subordinated Notes due 2011, Series A (the “Initial Securities” or the “Series A Securities”), and an issue of 8 3/4% Senior Subordinated Notes due 2011, Series B (the “Series B Securities” and, together with the Series A Securities, the “Securities”) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture and the Securities.

Each Guarantor has duly authorized the issuance of a guarantee (the “Guarantees”) of the Securities, of substantially the tenor hereinafter set forth, and to provide therefor, each Guarantor has duly authorized the execution and delivery of this Indenture and the Guarantee.

This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

All acts and things necessary have been done to make (i) the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, (ii) the Guarantees, when executed by each of the Guarantors and delivered hereunder, the valid obligation of each of the Guarantors and (iii) this Indenture a valid agreement of the Company and each of the Guarantors in accordance with the terms of this Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF

GENERAL APPLICATION

Section 101.  Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b)           all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(d)           the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(e)           all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America.

“Acquired Indebtedness” means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition.  Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Affiliate” means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any other Person that owns, directly or indirectly, 5% or more of such Person’s Equity Interests or any officer or director of any such Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person or other Person by blood, marriage or adoption not more remote than first cousin or (iii) any other Person 10% or more of the voting Equity Interests of which are beneficially owned or held directly or indirectly by such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Member” means any member of, or participant in, the Depositary.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interests therein, the rules and procedures of the Depositary for such Security, Euroclear and/or Clearstream, in each case to the extent applicable to such transaction and as in effect at the time of such transfer or transaction.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Restricted Subsidiaries; or (iii) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business.  For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties and assets (A) that is governed by Section 801(a), (B) that is by the Company to any Wholly Owned Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any Wholly Owned Restricted Subsidiary in accordance with the terms of this Indenture or (C) that aggregates not more than $10,000,000 in gross proceeds.

“Asset Swap” means an Asset Sale by the Company or any Restricted Subsidiary in exchange for properties or assets that will be used in the business of the Company and its Restricted Subsidiaries existing on the date of this Indenture or reasonably related thereto.

“Average Life to Stated Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

“Bank Credit Agreement” means the Credit Agreement, dated as of May 28, 1998, between the Company, the subsidiaries of the Company identified on the signature pages thereof under the caption “SUBSIDIARY GUARANTORS,” the lenders named therein and The Chase Manhattan Bank, as agent, as amended by Amendment No. 1 dated as of December 21, 1999 and Amendment No. 2 dated as of July 21, 2000, and as amended and restated pursuant to an Amendment and Restatement dated as of May 9, 2001, as amended by Amendment No. 1 dated as of October 30, 2001, and as such agreement may be further amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).  For all purposes under this Indenture, “Bank Credit Agreement” shall include any amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or any other modifications that increase the principal amount of the Indebtedness or the commitments to lend thereunder and have been made in compliance with Section 1008; provided that, for purposes of the definition of “Permitted Indebtedness,” no such increase may result in the principal amount of Indebtedness of the Company under the Bank Credit Agreement exceeding the amount permitted by Section 1008(b)(i).

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board of Directors” means the board of directors of the Company or any Guarantor, as the case may be, or any duly authorized committee of such board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Guarantor, as the case may be, to have been duly adopted by the Board of Directors of such entity and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day”  means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, the State of Maryland or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close.

“Capital Lease Obligation”  means any obligation of the Company and its Restricted Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

“Cash Equivalents” means, (i) any evidence of Indebtedness with a maturity of one year or less from the date of acquisition issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of one year or less from the date of acquisition of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of one year or less from the date of acquisition issued by a corporation that is not an Affiliate of the Company organized under the laws of any state of the United States or the District of Columbia and rated A-1 (or higher) according to S&P or P-1 (or higher) according to Moody’s or at least an equivalent rating category of another nationally recognized securities rating agency; (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000; and (v) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

“Change of Control” means the occurrence of any of the following events:  (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding Voting Stock of the Company, provided that the Permitted Holders “beneficially own” (as so defined) a lesser percentage of such Voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board or whose nomination for election by the shareholders of the Company, was approved by a vote of at least 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Disqualified Equity Interests or (y) cash, securities and other property (other than Equity Interests of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment in accordance with Section 1009 (and such amount shall be treated as a Restricted Payment subject to the provisions described under Section 1009) and (B) no “person” or “group” other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than the greater of (1) 40% of the total outstanding Voting Stock of the surviving corporation and (2) the percentage of the outstanding Voting Stock of the surviving corporation owned, directly or indirectly, by Permitted Holders immediately after such transaction; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Article Eight.

“Clearstream” means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means Sinclair Broadcast Group, Inc., a corporation incorporated under the laws of Maryland, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Vice Chairman, its President or a Vice President (regardless of vice presidential designation), and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Consolidated Interest Expense” means, without duplication, for any period, the sum of (a) the interest expense of the Company and its Consolidated Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net cost under interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company during such period, and all capitalized interest of the Company and its Consolidated Restricted Subsidiaries, in each case as determined in accordance with GAAP consistently applied.

“Consolidated Net Income (Loss)” means, for any period, the Consolidated net income (or loss) of the Company and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains but not losses (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of the Company and its Consolidated Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends or distributions actually paid to the Company or its Consolidated Restricted Subsidiaries by such other Person during such period, (iii) net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a “pooling of interests” basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) net gains but not losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, or (vi) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders.

“Consolidated Net Worth” means the Consolidated equity of the holders of Equity Interests (excluding Disqualified Equity Interests) of the Company and its Restricted Subsidiaries, as determined in accordance with GAAP consistently applied.

“Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries (other than any Unrestricted Subsidiaries) if and to the extent the accounts of such Person and each of its subsidiaries (other than any Unrestricted Subsidiaries) would normally be consolidated with those of such Person, all in accordance with GAAP consistently applied.  The term “Consolidated” shall have a similar meaning.

“Corporate Trust Office” means the office of the Trustee or an affiliate or agent thereof at which at any particular time the corporate trust business for the purposes of this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at First Union National Bank, 901 East Cary Street, 2nd Floor, Richmond, Virginia 23219, Attention: Patricia Welling.

“Cumulative Consolidated Interest Expense” means, as of any date of determination, Consolidated Interest Expense from September 30, 1993 to the end of the Company’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

“Cumulative Operating Cash Flow” means, as of any date of determination, Operating Cash Flow from September 30, 1993 to the end of the Company’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

“Debt to Operating Cash Flow Ratio” means, as of any date of determination, the ratio of (a) the aggregate principal amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries as of such date on a Consolidated basis plus the aggregate liquidation preference or redemption amount of all Disqualified Equity Interests of the Company (excluding any such Disqualified Equity Interests held by the Company or a Wholly Owned Restricted Subsidiary of the Company), to (b) Operating Cash Flow of the Company and its Restricted Subsidiaries on a Consolidated basis for the four most recent full fiscal quarters ending immediately prior to such date, determined on a pro forma basis (and after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such four-quarter period); (iii) in the case of Acquired Indebtedness, the related acquisition, as if such acquisition had occurred at the beginning of such four-quarter period; and (iv) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period).

“Default” means any event which is, or after notice or passage of any time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities issued in the form of Global Securities, if any, The Depository Trust Company, a New York limited purpose corporation, its nominees and successors, or any other Person designated as the Depositary by the Company pursuant to Section 305(b), in each case registered as a “clearing agency” under the Exchange Act and maintaining a book-entry system that qualifies for treatment as “registered form” under Section 163(f) of the Code.

“Designated Guarantor Senior Indebtedness” means (i) all Guarantor Senior Indebtedness which guarantees Indebtedness under the Bank Credit Agreement and (ii) any other Guarantor Senior Indebtedness which is incurred pursuant to an agreement (or series of related agreements) simultaneously entered into providing for indebtedness, or commitments to lend, of at least $25,000,000 at the time of determination and is specifically designated in the instrument evidencing such Guarantor Senior Indebtedness or the agreement under which such Senior Indebtedness arises as “Designated Guarantor

Senior Indebtedness” by the Guarantor which is the obligor under the Guarantor Senior Indebtedness.

“Designated Senior Indebtedness” means (i) all Senior Indebtedness outstanding under the Bank Credit Agreement and (ii) any other Senior Indebtedness which is incurred pursuant to an agreement (or series of related agreements) simultaneously entered into providing for indebtedness, or commitments to lend, of at least $25,000,000 at the time of determination and is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as “Designated Senior Indebtedness” by the Company.

“Disqualified Equity Interests” means any Equity Interests that, either by their terms or by the terms of any security into which they are convertible or exchangeable or otherwise, are, or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Securities or are redeemable at the option of the holder thereof at any time prior to any such Stated Maturity (other than upon a change of control of or sale of assets by the Company in circumstances where the holders of the Securities would have similar rights), or are convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

“Equity Interest”of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Equity Interests.

“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.

“Event of Default” has the meaning specified in Article Five.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Offer” means the exchange offer by the Company of Series B Securities for Series A Securities to be effected pursuant to Section 2(a) of the Registration Rights Agreement.

“Exchange Offer Registration Statement” means the registration statement under the Securities Act contemplated by Section 2(a) of the Registration Rights Agreement.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

“Film Contract” means contracts with suppliers that convey the right to broadcast specified films, videotape motion pictures, syndicated television programs or sports or other programming.

“Founders’ Notes” means the term notes, dated September 30, 1990, made by the Company to Julian S. Smith and to Carolyn C. Smith pursuant to a stock redemption agreement, dated June 19, 1990, among the Company, certain of its Subsidiaries, Julian S. Smith, Carolyn C. Smith, David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of this Indenture.

“Global Security” means a Security in book-entry form in the form prescribed in Sections 202 through 205 evidencing all or part of the Securities, issued to the Depositary or its nominee and registered in the name of the Depositary or such nominee.

“Guarantee” means the guarantee by any Guarantor of the Company’s Indenture Obligations pursuant to a guarantee given in accordance with this Indenture, including, without limitation, the Guarantees by the Guarantors included in Article Fourteen of this Indenture and any Guarantee delivered pursuant to Section 1014.

“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness contained in this Section guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Guarantor” means the Subsidiaries listed as guarantors in this Indenture or any other guarantor of the Indenture Obligations.

“Guarantor Senior Indebtedness” is defined as the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable as a claim in such proceeding) on any Indebtedness of any Guarantor (other than as otherwise provided in this definition), whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to any Guarantee.  Without limiting the generality of the foregoing, “Guarantor Senior Indebtedness” shall include (i) the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) and all other obligations of every nature of any Guarantor from time to time owed to the lenders (or their agent) under the Bank Credit Agreement; provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Bank Credit Agreement shall not constitute Guarantor Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of any Guarantor, (ii) Indebtedness evidenced by any guarantee of the Founders’ Notes and (iii) Indebtedness under Interest Rate Agreements.  Notwithstanding the foregoing, “Guarantor Senior Indebtedness” shall not include (i) Indebtedness evidenced by the Guarantees, (ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of any Guarantor, (iii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 of the United States Code, is without recourse to any Guarantor, (iv) Indebtedness which is represented by Disqualified Equity Interests, (v) any liability for foreign, federal, state, local or other taxes owed or owing by any Guarantor to the extent such liability constitutes Indebtedness, (vi) Indebtedness of any Guarantor to a Subsidiary or any other Affiliate of the Company or any of such Affiliate’s subsidiaries, (vii) Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness, (viii) that portion of any Indebtedness which at the time of issuance is issued in violation of this Indenture, and (ix) Indebtedness owed by any Guarantor for compensation to employees or for services.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indebtedness” means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Equity Interests of such Person, or any warrants, rights or options to acquire such Equity Interests, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Disqualified Equity Interests valued at the greater of their voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above; provided, however, that the term Indebtedness shall not include (1) any obligations of the Company and its Restricted Subsidiaries with respect to Film Contracts entered into in the ordinary course of business and (2) the $200 million aggregate liquidation value of the 11 5/8% High Yield Trust Offered Preferred Securities of Sinclair Capital (the “HYTOPS”) and any other similar instruments issued to replace or refinance the HYTOPS.  The amount of Indebtedness of any Person at any date shall be, without duplication, the principal amount that would be shown on a balance sheet of such Person prepared as of such date in accordance with GAAP and the maximum determinable liability of any Guaranteed Debt referred to in clause (vii) above at such date.  The Indebtedness of the Company and its Restricted Subsidiaries shall not include any Indebtedness of Unrestricted Subsidiaries so long as such Indebtedness is non-recourse to the Company and the Restricted Subsidiaries.  For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Equity Interests which do not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Equity Interests, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Disqualified Equity Interests.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Indenture Obligations” means the obligations of the Company and any other obligor under this Indenture or under the Securities, including any Guarantor, to pay principal, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Securities and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Securities, according to the terms hereof and thereof.

“Independent Director” means a director of the Company other than a director (i) who (apart from being a director of the Company or any Subsidiary) is an employee, insider, associate or Affiliate of the Company or a Subsidiary or has held any such position during the previous five years or (ii) who is a director, an employee, insider, associate or Affiliate of another party to the transaction in question.

“Initial Purchasers”  shall mean Deutsche Banc Alex. Brown Inc., J.P. Morgan Securities Inc., Bear Stearns & Co. Inc., Scotia Capital (USA), Inc., Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated as initial purchasers of the Securities.

“Initial Securities” has the meaning specified in the Recitals.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Interest Rate Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions:  interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and any obligations in respect of any Hedging Agreements (as defined in the Bank Credit Agreement).

“Investments” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Equity Interests, bonds, notes, debentures or other securities or assets issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Issue Date” means December 10, 2001.

“Lien” means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind (including any conditional sale or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.

“Local Marketing Agreement” means a local marketing arrangement, sale agreement, time brokerage agreement, management agreement or similar arrangement pursuant to which a Person (i) obtains the right to sell at least a majority of the advertising inventory of a television station on behalf of a third party, (ii) purchases at least a majority of the air time of a television station to exhibit programming and sell advertising time, (iii) manages the selling operations of a television station with respect to at least a majority of the advertising inventory of such station, (iv) manages the acquisition of programming for a television station, (v) acts as a program consultant for a television station, or (vi) manages the operation of a television station generally.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, the Offer Date, or the Redemption Date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. or any successor rating agency.

“Net Cash Proceeds” means (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee and (b) with respect to any issuance or sale of Equity Interests, or debt securities or Equity Interests that have been converted into or exchanged for Equity Interests, as referred to under Section 1009, the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-payment Default” means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, Vice Chairman, the President or a Vice President (regardless of vice presidential designation), and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company or any Guarantor, as the case may be, and delivered to the Trustee.

“Operating Cash Flow” means, for any period, the Consolidated Net Income (Loss) of the Company and its Restricted Subsidiaries for such period, plus (a) extraordinary net losses and net losses on sales of assets outside the ordinary course of business during such period, to the extent such losses were deducted in computing Consolidated Net Income (Loss), plus (b) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income (Loss), and any provision for taxes utilized in computing the net losses under clause (a) hereof, plus (c) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period, plus (d) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (Loss) (including amortization of goodwill and other intangibles, including Film Contracts and write-downs of Film Contracts), minus (e) any cash payments contractually required to be made with respect to Film Contracts (to the extent not previously included in computing such Consolidated Net Income (Loss)).

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, any of the Guarantors or the Trustee, unless an Opinion of Independent Counsel is required pursuant to the terms of this Indenture, and who shall be acceptable to the Trustee.

“Opinion of Independent Counsel” means a written opinion of counsel issued by someone who is not an employee or consultant of the Company or any Guarantor and who shall be acceptable to the Trustee.

“Outstanding” when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a)           Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)           Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Affiliate thereof) in trust or set aside and segregated in trust by the Company or such Affiliate (if the Company or such Affiliate shall act as the Paying Agent) for the Holders; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

(c)           Securities, except to the extent provided in Sections 402 and 403, with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four; and

(d)           Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof reasonably satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, any Guarantor, or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor, or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor.

“Pari Passu Indebtedness” means any Indebtedness of the Company or any Guarantor that is pari passu in right of payment to the Securities or any Guarantee, as the case may be.

“Paying Agent” means any Person authorized by the Company to pay the principal of, premium, if any, or interest on any Securities on behalf of the Company.

“Payment Default” means any default in the payment of principal of, premium, if any, or interest, on any Designated Senior Indebtedness.

“Permitted Guarantor Junior Securities” means (so long as the effect of any exclusion employing this definition is not to cause the Guarantee to be treated in any case or proceeding or similar event described in clause (a), (b) or (c) of Section 1417 as part of the same class of claims as the Guarantor Senior Indebtedness or any class of claims pari passu with, or senior to, the Guarantor Senior Indebtedness) for any payment or distribution, debt or equity securities of any Guarantor or any successor corporation provided for by a plan of reorganization or readjustment that are subordinated at least to the same extent that the Guarantee is subordinated to the payment of all Guarantor Senior Indebtedness then outstanding; provided that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes any Guarantor Senior Indebtedness not paid in full in cash or Cash Equivalents in connection with such reorganization or readjustment and (2) the rights of the holders of such Guarantor Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

“Permitted Holders” means as of the date of determination (i) any of David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith; (ii) family members or the relatives of the Persons described in clause (i); (iii) any trusts created for the benefit of the Persons described in clause (i), (ii) or (iv) or any trust for the benefit of any such trust; or (iv) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person’s estate, executor, administrator, committee or other personal representative or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Equity Interests of the Company.

“Permitted Indebtedness” has the meaning specified in Section 1008.

“Permitted Investment” means (i) Investments in any Wholly Owned Restricted Subsidiary; (ii) Indebtedness of the Company or a Restricted Subsidiary described under clauses (vi) and (vii) of the definition of “Permitted Indebtedness”; (iii) Temporary Cash Investments; (iv) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under Section 1013 to the extent such Investments are non-cash proceeds as permitted under such covenant;

(v) guarantees of Indebtedness otherwise permitted by this Indenture; (vi) Investments in existence on the date of this Indenture; (vii) loans up to an aggregate of $1,000,000 outstanding at any time to employees pursuant to benefits available to the employees of the Company or any Restricted Subsidiary from time to time in the ordinary course of business; (viii) any Investments in the Securities; (ix) a Guarantee by any Guarantor and any other guarantee given by a Guarantor of any Indebtedness of the Company in accordance with this Indenture; (x) Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (I) such Person becomes a Restricted Subsidiary or (II) such Person is merged, consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary; and (xi) other Investments that do not exceed $5,000,000 at any time outstanding.

“Permitted Junior Securities” means (so long as the effect of any exclusion employing this definition is not to cause the Securities to be treated in any case or proceeding or similar event described in clause (a), (b) or (c) of Section 1202 as part of the same class of claims as the Senior Indebtedness or any class of claims pari passu with, or senior to, the Senior Indebtedness) for any payment or distribution, debt or equity securities of the Company or any successor corporation provided for by a plan of reorganization or readjustment that are subordinated at least to the same extent that the Securities are subordinated to the payment of all Senior Indebtedness then outstanding; provided that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes any Senior Indebtedness not paid in full in cash or Cash Equivalents in connection with such reorganization or readjustment and (2) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

“Permitted Subsidiary Indebtedness” means:

(i)            Indebtedness of any Guarantor under Capital Lease Obligations incurred in the ordinary course of business; and

(ii)           Indebtedness of any Guarantor (a) issued to finance or refinance the purchase or construction of any assets of such Guarantor or (b) secured by a Lien on any assets of such Guarantor where the lender’s sole recourse is to the assets so encumbered, in either case (x) to the extent the purchase or construction prices for such assets are or should be included in “property and equipment” in accordance with GAAP and (y) if the purchase or construction of such assets is not part of any acquisition of a Person or business unit.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 308 in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

“Preferred Equity Interest”, as applied to the Equity Interest of any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over Equity Interests of any other class of such Person.

“Prospectus” means the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Series A Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Public Equity Offering” means, with respect to any Person, an underwritten public offering by such Person of some or all of its Equity Interests (other than Disqualified Equity Interests), the net proceeds of which (after deducting any underwriting discounts and commissions) exceed $10,000,000.

“Qualified Equity Interests” of any Person means any and all Equity Interests of such Person other than Disqualified Equity Interests.

“Redemption Date” when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the price at which it is to be redeemed pursuant to this Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 10, 2001, among the Company, the Guarantors and the Initial Purchasers.

“Registration Statement” means any registration statement of the Company which covers any of the Series A Securities or Series B Securities pursuant to the provisions of the Registration Rights Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Regular Record Date” for the interest payable on any Interest Payment Date means the 15th day (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Securities” means one or more permanent Global Securities in registered form representing the aggregate principal amount of Securities sold in reliance on Regulation S under the Securities Act.

“Responsible Officer” when used with respect to the Trustee means any officer assigned to the Corporate Trust Office or the agent of the Trustee appointed hereunder, including any vice president, assistant vice president, assistant secretary, or any other officer or assistant officer of the Trustee or the agent of the Trustee appointed hereunder to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Payment” has the meaning specified in Section 1009.

“Restricted Securities Legend” means a legend substantially in the form of the legend required in the form of Security set forth in Section 202 to be placed upon a Restricted Security.

“Restricted Securities Transfer Certificate” means a certificate substantially in the form set forth in Exhibit A.

“Restricted Security” means each Security required pursuant to Section 306 to bear a Restricted Securities Legend.

“Restricted Subsidiary” means a Subsidiary of the Company other than an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Securities” means one or more permanent Global Securities in registered form representing the aggregate principal amount of Securities sold in reliance on Rule 144A under the Securities Act.

“Rule 144A Information” shall be such information with respect to the Company and the Guarantors as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

“Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which the Company or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

“S&P” means Standard & Poor’s Ratings Group, a division of the McGraw Hill Companies, or any successor rating agency.

“Securities” has the meaning specified in the Recitals.

“Securities Act”means the Securities Act of 1933, as amended.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 306.

“Senior Indebtedness” is defined as the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) on any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities.  Without limiting the generality of the foregoing, “Senior Indebtedness” shall include (i) the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) and all other obligations of every nature of the Company from time to time owed to the lenders (or their agent) under the Bank Credit Agreement; provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Bank Credit Agreement shall not constitute Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of the Company, (ii) Indebtedness outstanding under the Founders’ Notes and (iii) Indebtedness under Interest Rate Agreements.  Notwithstanding the foregoing, “Senior Indebtedness” shall not include (i) Indebtedness evidenced by the Securities, (ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company, (iii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 of the United States Code, is without recourse to the Company, (iv) Indebtedness which is represented by Disqualified Equity Interests, (v) any liability for foreign, federal, state, local or other taxes owed or owing by the Company to the extent such liability constitutes Indebtedness, (vi) Indebtedness of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate’s subsidiaries, (vii) that portion of any Indebtedness which at the time of issuance is issued in violation of this Indenture, and (viii) Indebtedness owed by the Company for compensation to employees or for services.

“Series A Securities” has the meaning specified in the Recitals.

“Series B Securities” has the meaning specified in the Recitals.

“Shelf Registration Statement” means a “shelf” registration statement of the Company pursuant to Section 2(b) of the Registration Rights Agreement, which covers all or a portion of the Registrable Securities (as defined in the Registration Rights Agreement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 309.

“Stated Maturity”when used with respect to any Indebtedness or any installment of interest thereon, means the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

“Subordinated Indebtedness” means Indebtedness of the Company or any Guarantor subordinated in right of payment to the Securities or a Guarantee, as the case may be.

“Subsidiary” means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

“Successor Security” of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security.  For the purposes of this definition, any Security authenticated and delivered under Section 308 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Temporary Cash Investments” means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution (including the Trustee) that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) (including the Trustee) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P and (iv) any money market deposit accounts issued or offered by a domestic commercial bank (including the Trustee) having capital and surplus in excess of $500,000,000.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Company that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary.  The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply:  (a) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness and (b) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary shall not violate the provisions of Section 1019.  Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions.  The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under Section 1008.  Cascom International, Inc., Sinclair Communications of Portland, Inc., Sinclair Media IV, Inc., Sinclair Media V, Inc., Sinclair Radio of Buffalo Licensee, LLC,

Sinclair Radio of Buffalo, Inc., Sinclair Radio of Greenville Licensee, Inc., Sinclair Radio of Kansas City Licensee, LLC, Sinclair Radio of Los Angeles, Inc., Sinclair Radio of Los Angeles Licensee, Inc., Sinclair Radio of Memphis, Inc., Sinclair Radio of Memphis Licensee, Inc., Sinclair Radio of Milwaukee Licensee, LLC, Sinclair Radio of Nashville, Inc., Sinclair Radio of Nashville Licensee, Inc., Sinclair Radio of New Orleans, LLC, Sinclair Radio of New Orleans Licensee, LLC, Sinclair Radio of Norfolk/Greensboro Licensee L.P., Sinclair Radio of Norfolk Licensee, LLC, Sinclair Radio of Portland Licensee, Inc., Sinclair Radio of Rochester Licensee, Inc., Sinclair Radio of St. Louis Licensee, LLC, Sinclair Radio of St. Louis, Inc., Sinclair Radio of Wilkes-Barre Licensee, LLC, Sinclair Radio of Wilkes-Barre, Inc., Sinclair Television of Utica, Inc., Tuscaloosa Broadcasting, Inc., Tuscaloosa Broadcasting Licensee, Inc., WNNE Licensee, Inc., WPTZ Licensee, Inc., Acrodyne Communications, Inc., Sincaro, Ltd., KDSM, Inc., KDSM Licensee, LLC, Sinclair Capital, G1440, Inc., Sinclair Ventures, Inc. and Cresap Enterprises, Inc. are Unrestricted Subsidiaries.

“Unrestricted Subsidiary Indebtedness”of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (i) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“U.S. Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust, the income of which is subject to United States federal income taxation regardless of its source.

“Voting Stock” means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary all the Equity Interest of which is owned by the Company or another Wholly Owned Restricted

Subsidiary.  The Wholly Owned Restricted Subsidiaries of the Company currently consist of all of the Company’s Restricted Subsidiaries.

Section 102.  Other Definitions.

Term	Defined in Section
“Act”	105
“Additional Securities”	301
“Agent Members”	305
“Change of Control Offer”	1016
“Change of Control Purchase Date”	1016
“Change of Control Purchase Notice”	1016
“Change of Control Purchase Price”	1016
“covenant defeasance”	403
“Defaulted Interest”	309
“defeasance”	402
“Defeasance Redemption Date”	404
“Defeased Securities”	401
“Deficiency”	1013
“Excess Proceeds”	1013
“Guarantor Senior Representative”	1424
“Global Security”	202
“HYTOPS”	101
“Initial Blockage Period”	1203
“Offer”	1013
“Offer Date”	1013
“Offered Price”	1013
“Pari Passu Debt Amount”	1013
“Pari Passu Offer”	1013
“Payment Blockage Period”	1203
“Penalty Interest”	202
“Permitted Guarantor Junior Securities”	1417
“Permitted Indebtedness”	1008
“Permitted Payments”	1009
“Physical Securities”	305
“Prescribed Time Period”	202
“QIB”	203
“Required Filing Dates”	1020
“Restricted Period”	201
“Security Amount”	1013
“Senior Representative”	1203
“Surviving Entity”	801
“U.S. Government Obligations”	404

Section 103.  Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company, any Guarantor and any other obligor on the Securities shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents, certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)           a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 104.  Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company, any Guarantor or other obligor of the Securities may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, any Guarantor or other obligor of the Securities stating that the information with respect to such factual matters is in the possession of the Company, any Guarantor or other obligor of the Securities, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.  Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 105.  Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture, if made in the manner provided in this Section.  The fact and date of the execution by any person of any such instrument or writing or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient in accordance with such reasonable rules as the Trustee may determine.

(b)           The ownership of Securities shall be proved by the Security Register.

(c)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

(d)           If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  Notwithstanding Trust Indenture Act Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

In the absence of any such record date fixed by the Company, regardless as to whether a solicitation of the Holders is occurring on behalf of the Company or any Holder, the Trustee may, at its option, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Trustee shall have no obligation to do so.  Any such record date shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than a date such solicitation is completed.

If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Section 106.  Notices, etc., to Trustee, the Company and any Guarantor.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a)           the Trustee by any Holder or by the Company or any Guarantor or any other obligor of the Securities or a Senior Representative or holder of Senior Indebtedness shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee at the Corporate Trust Office, Attention:  Corporate Trust Division, or at any other address previously furnished in writing to the Holders, the Company, any Guarantor, any other obligor of the Securities or a Senior Representative or holder of Senior Indebtedness by the Trustee; or

(b)           the Company or any Guarantor shall be sufficient for every purpose (except as provided in Section 501(c)) hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company or such Guarantor addressed to it at Sinclair Broadcast Group, Inc., 10706 Beaver Dam Road, Hunt Valley, Maryland  21030, Attention:  President, or at any other address previously furnished in writing to the Trustee by the Company;

Section 107.  Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 108.  Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 109.  Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 110.  Successors and Assigns.

All covenants and agreements in this Indenture by the Company and the Guarantors shall bind their successors and assigns, whether so expressed or not.

Section 111.  Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 112.  Benefits of Indenture.

Nothing in this Indenture or in the Securities or the Guarantees, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent, the Holders and the holders of Senior Indebtedness or Guarantor Senior Indebtedness) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 113.  Governing Law.

THIS INDENTURE AND THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

Section 114.  Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the next succeeding Business Day.

Section 115.  Schedules and Exhibits.

All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

Section 116.  Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

ARTICLE TWO

SECURITY FORMS

Section 201.  Forms Generally.

The Securities and the Trustee’s certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, any organizational document or governing instrument or applicable law or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.  Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Series A Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Rule 144A Global Securities, substantially in the form set forth in Section 202, deposited upon issuance with the Trustee, as custodian for the Depositary, registered in the name of the Depositary or its nominee, in each case for credit to an account of a direct or indirect participant of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the Rule 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Series A Securities offered and sold in reliance on Regulation S shall be issued in the form of one or more Regulation S Global Securities, substantially in the form set forth in Section 202, deposited upon issuance with the Trustee, as custodian for the Depositary, registered in the name of the Depositary or its nominee, in each case for credit by the Depositary to an account of a direct or indirect participant of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided; provided, however, that upon such deposit through and including the 40th day after the later of the commencement of the offering of Securities and the original issue date of the Securities (such period through and including such 40th day, the “Restricted Period”), all such Securities shall be credited to or through accounts maintained at the Depositary by or on behalf of Euroclear or Clearstream unless exchanged for interests in the Rule 144A Global Securities in accordance with the transfer and certification requirements described below.  The aggregate principal amount of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Series B Securities exchanged for Series A Securities shall be issued initially in the form of one or more Series B Global Securities, substantially in the form set forth in Section 202, deposited upon issuance with the Trustee, as custodian for the Depositary, registered in the name of the Depositary or its nominee, in each case for credit to an account of a direct or indirect participant of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the Series B Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

The terms and provisions contained in the form of Securities set forth in Sections 202 through 205 shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 202.  Form of Face of Security.

(a)           The form of the face of any Series A Security authenticated and delivered hereunder shall be substantially as follows:

Unless and until (i) a Series A Security is sold under an effective Registration Statement or (ii) a Series A Security is exchanged for a Series B Security in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, then each Series A Security shall bear the legend set forth below (the “Restricted Securities Legend”) on the face thereof:

SINCLAIR BROADCAST GROUP, INC.

8 3/4% SENIOR SUBORDINATED NOTE DUE 2011, SERIES A

[If the Security is a Restricted Security, insert — THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) UNLESS SUCH OFFER, SALE OR OTHER TRANSFER IS (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (A)(2), (A)(3) OR (A)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A

CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE THEN HOLDER OF THIS SECURITY AFTER THE RESALE RESTRICTION TERMINATION DATE.

No.      _____________________________                    $

SINCLAIR BROADCAST GROUP, INC., a Maryland corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to  ______  or registered assigns, the principal sum of ______ United States dollars ($ ______ ) on December 15, 2011, at the office or agency of the Company referred to below, and to pay interest thereon from December 10, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on June 15 and December 15 in each year, commencing June 15, 2002 at the rate of 8 3/4% per annum, plus Penalty Interest, if any, in United States dollars, until the principal hereof is paid or duly provided for.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Series A Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Series A Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Series A Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Series A Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series A Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

The Holder of this Series A Security is entitled to the benefits of the Registration Rights Agreement, dated as of December 10, 2001, among the Company, the Guarantors and the Initial Purchasers, pursuant to which, subject to the terms and conditions thereof, the Company is obligated, among other things, to consummate the Exchange Offer pursuant to which the Holder of this Series A Security shall have the right to exchange this Series A Security for 8 3/4% Senior Subordinated Notes due 2011, Series B (herein called the “Series B Securities”) in like principal amount as provided therein.  The Series A Securities and the Series B Securities are together referred to as the

“Securities.”  The Series A Securities rank pari passu in right of payment with the Series B Securities.

Additional interest (“Penalty Interest”) will be assessed on the Series A Securities as follows:

(i) (A) if an Exchange Offer Registration Statement (or, in the event of a change in applicable law or due to current interpretations by the Commission, the Company is not permitted to effect the Exchange Offer, a Shelf Registration Statement) is not filed within 120 days following the Closing Date, (B) in the event that within 30 days after consummation of the Exchange Offer, any Holder shall notify the Company that such Holder (x) is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (y) may not resell Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (z) is a broker-dealer and holds Series A Securities acquired directly from the Company or an “affiliate” of the Company and a Shelf Registration Statement is not filed within 120 days after such notice or (C) upon the request of an Initial Purchaser, a Shelf Registration Statement is not filed within 120 days after such request, then commencing on either the 121st day after the Closing Date or the expiration of either of the 120-day time periods set forth in clauses (B) or (C) above (either, a “Prescribed Time Period”), as the case may be, Penalty Interest shall be accrued on the Series A Securities over and above the stated payment rates thereon at a rate of .50% per annum for the first 90 days immediately following either the 120th day after the Closing Date or the expiration of the applicable Prescribed Time Period, as the case may be, such Penalty Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period;

(ii) if an Exchange Offer Registration Statement or a Shelf Registration Statement is filed pursuant to clause (i) of the preceding full paragraph and is not declared effective within either 180 days following the Closing Date or 60 days following the expiration of the applicable Prescribed Time Period, as the case may be, then commencing on the 181st day after either the Closing Date or the 61st day following the expiration of the applicable Prescribed Time Period, as the case may be, Penalty Interest shall be accrued on the Series A Securities over and above the accrued stated payment rates thereon at a rate of .50% per annum for the first 90 days immediately following the 181st day after either the Closing Date or the 61st day after the expiration of the applicable Prescribed Time Period, as the case may be, such Penalty Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period; and

(iii) if either (A) the Company has not exchanged the Exchange Securities (as defined in the Registration Rights Agreement) for all of the Series A Securities validly tendered in accordance with the terms of the Exchange Offer on or prior to 210 days after the Closing Date, or (B) if applicable, a Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective prior to two years from its original effective date or such shorter period that will terminate when all of the Series A Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, then, subject to certain exceptions, Penalty Interest shall be accrued on the Series A Securities over and above the stated payment rates at a rate of .50% per annum for the first 90 days immediately following the (x) 211th day after the Closing Date in the case of (A) above or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above, such Penalty Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period;

provided, however, that the Penalty Interest rate on the Series A Securities may not exceed 1.5% per annum; and provided, further, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of (ii) above), or (3) upon the exchange of Exchange Securities for all Series A Securities tendered in the Exchange Offer or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective prior to two years from its original effective date (in the case of (iii) above), Penalty Interest as a result of such clause (i), (ii) or (iii) shall cease to accrue.

Any Penalty Interest due pursuant to clause (i), (ii) or (iii) above will be payable in cash on the Interest Payment Date related to the Series A Securities.  The Penalty Interest will be determined by multiplying the applicable Penalty Interest rate by the principal amount of the Series A Securities, multiplied by a fraction the numerator of which is the number of days such Penalty Interest rate was applicable during such period, and the denominator of which is 360.

Payment of the principal of, premium, if any, and interest on this Series A Security will be made at the office or agency of the Company maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.  If any of the Series A Securities are held by the Depositary, payments of interest to the Depositary may be made by wire transfer to the Depositary.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Reference is hereby made to the further provisions of this Series A Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Series A Security is entitled to the benefits of Guarantees by each of the Guarantors of the punctual payment when due of the Indenture Obligations made in favor of the Trustee for the benefit of the Holders.  Reference is hereby made to Article Fourteen of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guarantees of each of the Guarantors.

All references in this Series A Security or in the Indenture to accrued and unpaid interest shall be deemed to include, to the extent applicable, a reference to Penalty Interest.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature, this Series A Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.

Dated:	SINCLAIR BROADCAST GROUP, INC.

By:

Attest:

Secretary

(b)           The form of the face of any Series B Security authenticated and delivered hereunder shall be substantially as follows:

SINCLAIR BROADCAST GROUP, INC.

8 3/4% SENIOR SUBORDINATED NOTE DUE 2011, SERIES B

No.	$

SINCLAIR BROADCAST GROUP, INC., a Maryland corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________ or registered assigns, the principal sum of _______ United States dollars ($ _______ ) on December 15, 2011, at the office or agency of the Company referred to below, and to pay interest thereon from December 10, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on June 15 and December 15 in each year, commencing June 15, 2002, at the rate of 8 3/4% per annum, plus Penalty Interest, if any, in United States dollars, until the principal hereof is paid or duly provided for; provided that to the extent interest has not been paid or duly provided for with respect to the Series A Security exchanged for this Series B Security, interest on this Series B Security shall accrue from the most recent Interest Payment Date to which interest on the Series A Security which was exchanged for this Series B Security has been paid or duly provided for.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Series B Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Series B Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Series B Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Series B Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series B Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

This Series B Security was issued pursuant to the Exchange Offer pursuant to which the 8 3/4% Senior Subordinated Notes due 2011, Series A (herein called the “Series A Securities”) in like principal amount were exchanged for the Series B Securities.  The Series B Securities rank pari passu in right of payment with the Series A Securities.

In addition, pursuant to the Registration Rights Agreement, dated as of December 10, 2001, among the Company, the Guarantors and the Initial Purchasers for any period in which the Series A Security exchanged for this Series B Security was outstanding:

(i) (A) if an Exchange Offer Registration Statement (or, in the event of a change in applicable law or due to current interpretations by the Commission, the

Company is not permitted to effect the Exchange Offer, a Shelf Registration Statement) is not filed within 120 days following the Closing Date, (B) in the event that within 30 days after consummation of the Exchange Offer, any Holder shall notify the Company that such Holder (x) is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (y) may not resell Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (z) is a broker-dealer and holds Securities acquired directly from the Company or an “affiliate” of the Company and a Shelf Registration Statement is not filed within 120 days after such notice or (C) upon the request of an Initial Purchaser, a Shelf Registration Statement is not filed within 120 days after such request, then commencing on either the 121st day after the Closing Date or the expiration of either of the 120-day time periods set forth in clauses (B) or (C) above (either, a “Prescribed Time Period”), as the case may be, Penalty Interest shall be accrued on the Series A Securities over and above the stated payment rates thereon at a rate of .50% per annum for the first 90 days immediately following either the 120th day after the Closing Date or the expiration of the applicable Prescribed Time Period, as the case may be, such Penalty Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period;

(ii) if an Exchange Offer Registration Statement or a Shelf Registration Statement is filed pursuant to clause (i) of the preceding full paragraph and is not declared effective within either 180 days following the Closing Date or 60 days following the expiration of the applicable Prescribed Time Period, as the case may be, then commencing on the 181st day after either the Closing Date or the 61st day following the expiration of the applicable Prescribed Time Period, as the case may be, Penalty Interest shall be accrued on the Series A Securities over and above the accrued stated payment rates thereon at a rate of .50% per annum for the first 90 days immediately following the 181st day after either the Closing Date or the 61st day after the expiration of the applicable Prescribed Time Period, as the case may be, such Penalty Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period; and

(iii) if either (A) the Company has not exchanged the Exchange Securities (as defined in the Registration Rights Agreement) for all of the Securities validly tendered in accordance with the terms of the Exchange Offer on or prior to 210 days after the Closing Date or (B) if applicable, a Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective prior to two years from its original effective date or such shorter period that will terminate when all of the Series A Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, then, subject to certain exceptions, Penalty Interest shall be accrued on the Series A Securities over and above the stated payment rates at a rate of

.50% per annum for the first 90 days immediately following the (x) 211th day after the Closing Date in the case of (A) above or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above, such Penalty Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period;

provided, however, that the Penalty Interest rate on the Series A Securities may not exceed 1.5% per annum; and provided, further, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of (ii) above) or (3) upon the exchange of Exchange Securities for all Series A Securities tendered in the Exchange Offer or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective prior to two years from its original effective date (in the case of (iii) above), Penalty Interest as a result of such clause (i), (ii) or (iii) shall cease to accrue.

Any Penalty Interest due pursuant to clause (i), (ii) or (iii) above will be payable in cash on the Interest Payment Date related to the Series A Securities.  The Penalty Interest will be determined by multiplying the applicable Penalty Interest rate by the principal amount of the Series A Securities, multiplied by a fraction the numerator of which is the number of days such Penalty Interest rate was applicable during such period, and the denominator of which is 360.

Payment of the principal of, premium, if any, and interest on this Series B Security will be made at the office or agency of the Company maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.  If any of the Series B Securities are held by the Depositary, payments of interest to the Depositary may be made by wire transfer to the Depositary.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Reference is hereby made to the further provisions of this Series B Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Series B Security is entitled to the benefits of Guarantees by each of the Guarantors of the punctual payment when due of the Indenture Obligations made in favor of the Trustee for the benefit of the Holders.  Reference is hereby made to Article Fourteen of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guarantees of each of the Guarantors.

All references in this Series B Security or in the Indenture to accrued and unpaid interest shall be deemed to include, to the extent applicable, a reference to Penalty Interest.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature, this Series B Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.

Dated:	SINCLAIR BROADCAST GROUP, INC.

By:

Attest:

Secretary

Section 203.  Form of Reverse of Securities.

(a)           The form of the reverse of the Series A Securities shall be substantially as follows:

SINCLAIR BROADCAST GROUP, INC.

8 3/4% SENIOR SUBORDINATED NOTE DUE 2011, SERIES A

This Security is one of a duly authorized issue of Securities of the Company designated as its 8 3/4% Senior Subordinated Notes due 2011, Series A (herein called the “Securities”), initially limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $310,000,000, which may be issued under an indenture (herein called the “Indenture”), dated as of December 10, 2001, among the Company, the Guarantors and First Union National Bank, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities,

and of the terms upon which the Securities and the Guarantees are, and are to be, authenticated and delivered.

The Company may, from time to time, without notice to or the consent of the Holders of the Securities, create and issue further Securities (“Additional Securities”) under the Indenture ranking equally with the Securities in all respects, subject to the limitations described in Section 1008 of the Indenture.  Such Additional Securities will be consolidated and form a single series with the Securities, vote together with the Securities and have the same terms as to status, redemption or otherwise as the Securities.

The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Securities and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance or noncompliance with certain conditions set forth therein.

The Indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether Outstanding on the date of the Indenture or thereafter, and this Security is issued subject to such provisions.  Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose; provided, however, that, subject to Section 406 of the Indenture, the Indebtedness evidenced by this Security shall cease to be so subordinate and subject in right of payment upon any defeasance of this Security referred to in clause (a) or (b) of the preceding paragraph.

The Securities are subject to redemption at any time on or after December 15, 2006, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days’ prior notice by first-class mail in amounts of $1,000 or an integral multiple of $1,000 at the following redemption prices (expressed as a percentage of the principal amount), if redeemed during the 12-month period beginning December 15 of the years indicated below:

Year	Redemption Price
2006	104.375%
2007	102.917
2008	101.458

and thereafter at 100% of the principal amount, in each case together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant record dates to receive interest due on an interest payment date).  If less than all of the Securities are to be redeemed, the Trustee shall select the Securities or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

In addition, at any time on or prior to December 15, 2004, the Company may redeem up to 25% of the principal amount of Securities issued under the Indenture with the net proceeds of a Public Equity Offering of the Company at 108.75% of the aggregate principal amount, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant record dates to receive interest due on an interest payment date).  The Trustee shall select the Securities or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

Upon the occurrence of a Change of Control, each Holder may require the Company to repurchase all or a portion of such Holder’s Securities in an amount of $1,000 or integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase.

Under certain circumstances, in the event the Net Cash Proceeds received by the Company or a Restricted Subsidiary from any Asset Sale, which proceeds are not used to prepay Senior Indebtedness or invested in properties or assets used in the businesses of the Company, exceed $5,000,000 the Company will be required to apply such proceeds to the repayment of the Securities and certain Indebtedness ranking pari passu to the Securities.

In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record as of the close of business on the relevant record date referred to on the face hereof.  Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date of redemption.

In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

If this Security is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

If this Security is a Global Security, except as described below, it is not exchangeable for a Security or Securities in certificated form.  The Securities will be delivered in certificated form if (i) the Depositary ceases to be registered as a clearing agency under the Exchange Act or is no longer willing or able to provide securities depository services with respect to the Securities, (ii) the Company so determines or (iii) there shall have occurred an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Securities represented by such Global Security and such Event of Default or event continues for a period of 90 days.  Upon any such issuance, the Trustee is required to register such certificated Security in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof).  All such certificated Securities would be required to include the Restricted Securities Legend.

At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, upon the written request of a Holder of a Security, the Company will promptly furnish or cause to be furnished Rule 144A Information to such Holder or to a prospective purchaser of such Security who such Holder informs the Company is reasonably believed to be a QIB, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders under the Indenture and the Guarantees at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Securities at the time Outstanding.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and the Guarantees and certain past Defaults under the Indenture and the Guarantees and their consequences.  Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor upon the Securities (in the event such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed, subject to the subordination provisions of the Indenture.

The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to and at the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes (subject to provisions with respect to record dates for the payment of interest), whether or not this Security is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Security purchased by the Company pursuant to Section 1013 or Section 1016, as applicable, of the Indenture, check the Box:  [      ].

If you wish to have a portion of this Security purchased by the Company pursuant to Section 1013 or Section 1016 as applicable, of the Indenture, state the amount (in original principal amount):

$

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

(b)           The form of the reverse of the Series B Securities shall be substantially as follows:

SINCLAIR BROADCAST GROUP, INC.

8 3/4% SENIOR SUBORDINATED NOTE DUE 2011, SERIES B

This Security is one of a duly authorized issue of Securities of the Company designated as its 8 3/4% Senior Subordinated Notes due 2011, Series B (herein called the “Securities”), initially limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $310,000,000, which may be issued under an indenture (herein called the “Indenture”), dated as of December 10, 2001, among the Company, the Guarantors and First Union National Bank, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities, and of the terms upon which the Securities and the Guarantees are, and are to be, authenticated and delivered.

The Company may, from time to time, without notice to or the consent of the Holders of the Securities, create and issue further Securities (“Additional Securities”) under the Indenture ranking equally with the Securities in all respects, subject to the limitations described in Section 1008 of the Indenture.  Such Additional Securities will be consolidated and form a single series with the Securities, vote together with the Securities and have the same terms as to status, redemption or otherwise as the Securities.

The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Securities and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance or noncompliance with certain conditions set forth therein.

The Indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether Outstanding on the date of the Indenture or thereafter, and this Security is issued subject to such provisions.  Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose; provided, however, that, subject to Section 406 of the Indenture, the Indebtedness evidenced by this Security shall cease to be so subordinate and subject in right of payment upon any defeasance of this Security referred to in clause (a) or (b) of the preceding paragraph.

The Securities are subject to redemption at any time on or after December 15, 2006, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days’ prior notice by first-class mail in amounts of $1,000 or an integral multiple of $1,000 at the following redemption prices (expressed as a percentage of the principal amount), if redeemed during the 12-month period beginning July 15 of the years indicated below:

Year	Redemption Price
2006	104.375%
2007	102.917
2008	101.458

and thereafter at 100% of the principal amount, in each case together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant record dates to receive interest due on an interest payment date).  If less than all of the Securities are to be redeemed, the Trustee shall select the Securities or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

In addition, at any time on or prior to December 15, 2004, the Company may redeem up to 25% of the principal amount of Securities issued under the Indenture with the net proceeds of a Public Equity Offering of the Company at 108.75% of the aggregate principal amount, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant record dates to receive interest due on an interest payment date).  The Trustee shall select the Securities or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

Upon the occurrence of a Change of Control, each Holder may require the Company to repurchase all or a portion of such Holder’s Securities in an amount of $1,000 or integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase.

Under certain circumstances, in the event the Net Cash Proceeds received by the Company or a Restricted Subsidiary from any Asset Sale, which proceeds are not used to prepay Senior Indebtedness or invested in properties or assets used in the businesses of the Company, exceed $5,000,000 the Company will be required to apply such proceeds to the repayment of the Securities and certain Indebtedness ranking pari passu to the Securities.

In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record as of the close of business on the relevant record date referred to on the face hereof.  Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date of redemption.

In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

If this Security is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

If this Security is a Global Security, except as described below, it is not exchangeable for a Security or Securities in certificated form.  The Securities will be delivered in certificated form if (i) the Depositary ceases to be registered as a clearing agency under the Exchange Act or is no longer willing or able to provide securities depository services with respect to the Securities, (ii) the Company so determines or (iii) there shall have occurred an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Securities represented by such Global Security and such Event of Default or event continues for a period of 90 days.  Upon any such issuance, the Trustee is required to register such certificated Security in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof).

The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders under the Indenture and the Guarantees at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Securities at the time Outstanding.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and the Guarantees and certain past Defaults under the Indenture and the Guarantees and their consequences.  Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor upon the Securities (in the event such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed, subject to the subordination provisions of the Indenture.

The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to and at the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes (subject to provisions with respect to record dates for the payment of interest), whether or not this Security is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Security purchased by the Company pursuant to Section 1013 or Section 1016, as applicable, of the Indenture, check the Box:  [      ].

If you wish to have a portion of this Security purchased by the Company pursuant to Section 1013 or Section 1016 as applicable, of the Indenture, state the amount (in original principal amount):

$	.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

Section 204.  Additional Provisions Required in Global Security.

Any Global Security issued hereunder shall, in addition to the provisions contained in Sections 202 and 203, bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

If The Depository Trust Company is acting as the Depositary, insert — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Section 205.  Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be included on the Securities and shall be substantially in the form as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION.

This is one of the Securities referred to in the within-mentioned Indenture.

FIRST UNION NATIONAL BANK,
As Trustee

By:
Authorized Signatory

Section 206.  Form of Guarantee of Each of the Guarantors.

The form of Guarantee shall be set forth on the Securities substantially as follows:

GUARANTEES

For value received, each of the undersigned hereby unconditionally guarantees, jointly and severally, to the holder of this Security the payment of principal of, premium, if any, and interest on this Security in the amounts and at the time when due and interest on the overdue principal and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security and Article Fourteen of the Indenture.  These Guarantees will not become effective until the Trustee duly executes the certificate of authentication on this Security.  The Indebtedness evidenced by these Guarantees is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness (as defined in the Indenture), whether Outstanding on the date of the Indenture or thereafter, and these Guarantees are issued subject to such provisions.

GUARANTORS:

CHESAPEAKE TELEVISION, INC.
KSMO, INC.
WCGV, INC.
SINCLAIR ACQUISITION IV, INC.
WLFL, INC.
SINCLAIR MEDIA I, INC.
WSMH, INC.
SINCLAIR MEDIA II, INC.
WSTR LICENSEE, INC.
WGME, INC.

SINCLAIR MEDIA III, INC.
WTTE, CHANNEL 28 LICENSEE, INC.
WTTO, INC.
WTVZ, INC.
WYZZ, INC.
KOCB, INC.
FSF-TV, INC.
KSMO LICENSEE, INC.
WDKY, INC.
WYZZ LICENSEE, INC.
KLGT, INC.
SINCLAIR ACQUISITION II, INC.
SINCLAIR COMMUNICATIONS, INC.
WSYX LICENSEE, INC.
WGGB, INC.
WTWC, INC.
SINCLAIR COMMUNICATIONS II, INC.
SINCLAIR HOLDINGS I, INC.
SINCLAIR HOLDINGS II, INC.
SINCLAIR HOLDINGS III, INC.
SINCLAIR TELEVISION COMPANY, INC.
SINCLAIR TELEVISION OF BUFFALO, INC.
SINCLAIR TELEVISION OF CHARLESTON, INC.
SINCLAIR TELEVISION OF NASHVILLE, INC.
SINCLAIR TELEVISION OF NEVADA, INC.
SINCLAIR TELEVISION OF OKLAHOMA, INC.
SINCLAIR TELEVISION OF TENNESSEE, INC.
SINCLAIR TELEVISION LICENSE HOLDER, INC.
SINCLAIR TELEVISION OF DAYTON, INC.
SINCLAIR ACQUISITION VII, INC.
SINCLAIR ACQUISITION VIII, INC.
SINCLAIR ACQUISITION IX, INC.
SINCLAIR ACQUISITION X, INC.
SINCLAIR ACQUISITION XI, INC.
SINCLAIR ACQUISITION XII, INC.

MONTECITO BROADCASTING CORPORATION
CHANNEL 33, INC.
WNYO, INC.
NEW YORK TELEVISION, INC.

By:
				Name:	David D. Smith
				Title:	President (as to all)

Attest:
	Name:	David B. Amy
	Title:	Secretary (as to all)

SINCLAIR PROPERTIES, LLC
SINCLAIR PROPERTIES II, LLC

By:
				Name:	David D. Smith
				Title:	Manager (as to both)

Attest:
	Name:	David B. Amy
	Title:	Manager (as to both)

KBSI LICENSEE L.P.
KETK LICENSEE L.P.
WMMP LICENSEE L.P.
WSYT LICENSEE L.P.

			By:	Sinclair Properties, LLC,
General Partner

By:
				Name:	David D. Smith
				Title:	Manager

Attest:
	Name:	David B. Amy
	Title:	Manager

WEMT LICENSEE L.P.
WKEF LICENSEE L.P.

			By:	Sinclair Properties II, LLC,
General Partner

By:
				Name:	David D. Smith
				Title:	Manager

Attest:
	Name:	David B. Amy
	Title:	Manager

WGME LICENSEE LLC

			By:	WGME, Inc., Member
General Partner

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

WICD LICENSEE, LLC
WICS LICENSEE, LLC
KGAN LICENSEE, LLC

			By:	Sinclair Acquisition IV, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

WSMH LICENSEE, LLC

			By:	WSMH, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

WPGH LICENSEE, LLC
KDNL LICENSEE, LLC
WCWB LICENSEE, LLC

			By:	Sinclair Media I, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

WTVZ LICENSEE, LLC

			By:	WTVZ, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest
	Name:	David B. Amy
	Title:	Secretary

CHESAPEAKE TELEVISION LICENSEE, LLC
KABB LICENSEE, LLC
SCI - SACRAMENTO LICENSEE, LLC
WLOS LICENSEE, LLC

			By:	Chesapeake Television, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

KLGT LICENSEE, LLC

			By:	KLGT, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

WCGV LICENSEE, LLC

			By:	WCGV, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

SCI - INDIANA LICENSEE, LLC
KUPN LICENSEE, LLC
WEAR LICENSEE, LLC

			By:	Sinclair Media II, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

WLFL LICENSEE, LLC

			By:	WLFL, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

WTTO LICENSEE, LLC

			By:	WTTO, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

WTWC LICENSEE, LLC

			By:	WTWC, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

WGGB LICENSEE, LLC

			By:	WGGB, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

KOCB LICENSEE, LLC

			By:	KOCB, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

WDKY LICENSEE, LLC

			By:	WDKY, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

KOKH LICENSEE, LLC

			By:	Sinclair Television of Oklahoma, Inc.,
Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

WUPN LICENSEE, LLC

			By:	Sinclair Television of Buffalo, Inc.,
Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

WUXP LICENSEE, LLC

			By:	Sinclair Television of Buffalo, Inc.,
Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

WCHS LICENSEE, LLC

			By:	Sinclair Media III, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

SINCLAIR FINANCE, LLC

			By:	KLGT, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest
	Name:	David B. Amy
	Title:	Secretary

ARTICLE THREE

THE SECURITIES

Section 301.  Title and Terms.

The initial aggregate principal amount of Securities which will be authenticated and delivered under this Indenture is $310,000,000 in principal amount of Securities, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 303, 304, 305, 306, 307, 308, 906, 1013, 1016 or 1108.  Notwithstanding the foregoing, the Company may, from time to time, without notice to or the consent of the Holders of Securities, create and issue further Securities (“Additional Securities”) under this Indenture ranking equally with the Securities in all respects, subject to the limitations described in Section 1008 hereof.  Such Additional Securities will be consolidated and form a single series with the Securities, vote together with the Securities and have the same terms as to status, redemption or otherwise as the Securities.

The Securities shall be known and designated as the “8 3/4% Senior Subordinated Notes due 2011”, in the case of either Series A or Series B, of the Company.  The Stated Maturity of the Securities shall be December 15, 2011, and the Securities shall each bear interest at the rate of 8 3/4% plus Penalty Interest, if any, from December 10, 2001 or from the most recent Interest Payment Date to which interest has been paid, as the case may be, payable on June 15, 2002 and semiannually thereafter on June 15 and December 15, in each year, until the principal thereof is paid or duly provided for.

Unless otherwise specified herein, the Series A Securities and the Series B Securities will be treated as one class and are together referred to as the “Securities.”  The Series A Securities rank pari passu in right of payment with the Series B Securities.

The principal of, premium, if any, and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose; provided, however, that at the option of the Company interest may be paid (i) by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register or (ii) by wire transfer in immediately available funds to an account specified (not later than one Business Day prior to the applicable Interest Payment Date) by the Holder thereof.  If any of the Securities are held by the Depositary, payments of interest may be made by wire transfer to the Depositary.  The Trustee is hereby initially designated as the Paying Agent under this Indenture.

The Securities shall be redeemable as provided in Article Eleven.

The obligations of the Company pursuant to the Securities shall be guaranteed by each and every Guarantor as provided in Article Fourteen of the Indenture.

The Securities shall be redeemable, at the option of the Holder, upon a Change of Control as provided in Section 1016 of this Indenture.

At the election of the Company, the entire Indebtedness on the Securities or certain of the Company’s obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article Four.

The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Twelve.

Section 302.  Denominations.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

Section 303.  Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by one of its Chairman of the Board, its President or one of its Vice Presidents attested by its Secretary or one of its Assistant Secretaries.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices on the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

In case the Company or any Guarantor, pursuant to Article Eight, shall be consolidated, merged with or into any other Person or shall sell, assign, convey, transfer or lease substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or such Guarantor shall have been merged, or the Person which shall have received a sale, assignment, conveyance, transfer or lease as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, sale, assignment, conveyance, transfer or lease may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange.  If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities on behalf of the Trustee.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Security Registrar or Paying Agent to deal with the Company and its Affiliates.

Section 304.  Temporary Securities.

Pending the preparation of definitive Securities, the Company may execute, and upon Company Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations.  Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 305.  Global Securities.

(a)  Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (ii) be deposited with, or on behalf of, the Depositary or with the Trustee as custodian for such Depository and (iii) bear legends as set forth in Sections 202(a) and 204; provided, however, the Securities are eligible to be in the form of a Global Security.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

(b)  Transfers of the Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees.  Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 307.  Under the circumstances described in clause (a) above, and in this clause (b) below, beneficial owners shall obtain physical securities in the form set forth in Sections 202, 203, 204 (if applicable) and 205 (“Physical Securities”) in exchange for their beneficial interests in a Global Security in accordance with the Depositary’s and the Securities Registrar’s procedures.  In connection with the execution, authentication and delivery of such Physical Securities, the Security Registrar shall reflect on its books and records a decrease in the principal amount of the Global Security equal to the principal amount of such Physical Securities and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities having an equal aggregate principal amount.  The Securities will be delivered in certificated form if (i) the Depositary ceases to be registered as a clearing agency under the Exchange Act or is not willing or no longer willing or able to provide securities depository services with respect to the Securities and a successor depositary is not appointed by the Company within 90 days, (ii) the Company, in its sole discretion, so determines or (iii) there shall have occurred an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Securities represented by such Global Security and such Event of Default or event continues for a period of 90 days.

(c)  In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (b) of this Section to beneficial owners who are required to hold Physical Securities, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of a Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

(d)  In connection with the transfer of the entire Global Security to beneficial owners pursuant to subsection (b) of this Section, a Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in a Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

(e)  Any Physical Security delivered in exchange for an interest in Global Securities pursuant to subsection (c) or subsection (d) of this Section shall, except as otherwise provided Section 307, bear the Restricted Securities Legend.

(f)  The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(g)  The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under the Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Depositary’s customary procedures.  Accordingly, any such owner’s beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members.

Section 306.  Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee, or such other office as the Trustee may designate, a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as the Security Registrar may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities.  The Trustee or an agent thereof or of the Company shall initially be the “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount.

Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Securities shall be required to be reflected in a book entry.

At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency.  Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities of the same series which the Holder making the exchange is entitled to receive; provided that no exchange of Series A Securities for Series B Securities shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission and that the Series A Securities exchanged for the Series B Securities shall be cancelled.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer, or for exchange or redemption shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 303, 304, 305, 306, 307, 308, 906, 1013, 1016 or 1108 not involving any transfer.

The Company shall not be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business (i) 15 days before the date of selection of Securities for redemption under Section 1104 and ending at the close of business on the day of such selection or (ii) 15 days before an Interest Payment Date and ending on the close of business on the Interest Payment Date, or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

Every Restricted Security shall be subject to the restrictions on transfer provided in the legend required to be set forth on the face of each Restricted Security pursuant to Section 202(a), and the restrictions set forth in this Section 306, and the Holder of each Restricted Security, by such Holder’s acceptance thereof (or interest therein), agrees to be bound by such restrictions on transfer.

The restrictions imposed by this Section 306 upon the transferability of any particular Restricted Security shall cease and terminate on (a) the later of two years from their date of issuance or two years after the last date on which the Company or any Affiliate of the Company was the owner of such Restricted Security (or any predecessor of such Restricted Security) or (b) (if earlier) if and when such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or transferred  pursuant to Rule 144 or under the Securities Act (or any successor provision), unless the Holder thereof is an affiliate of the Company within the meaning of Rule 144 (or such successor provisions).  Any Restricted Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Security Registrar in accordance with the provision of this Section 306 (accompanied, in the event that such restrictions on transfer have terminated pursuant to Rule 144 (or any successor provision), by an Opinion of Counsel satisfactory to the Company and the Trustee, to the effect that the transfer of such Restricted Security has been made in compliance with Rule 144 (or any such successor provision)), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend.  The Company shall inform the Trustee of the effective date of any Registration Statement registering the Securities under the Securities Act no later than two Business Days after such effective date.

Except as provided in the preceding paragraph, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security, whether pursuant to this Section, Section 304, 308, 906 or 1108 or otherwise, shall also be a Global Security and bear the legend specified in Section 202(a).

Section 307.  Special Transfer Provisions.

Unless and until (i) a Security is sold under an effective Registration Statement, or (ii) a Security is exchanged for a Series B Security in connection with the Exchange Offer, in each case pursuant to the Registration Rights Agreement, the following provisions shall apply (except to the extent inconsistent with the Applicable Procedures):

(a)           Transfers and Exchanges Between Rule 144A Global Securities and Regulation S Global Securities.

(i)  Rule 144A Global Security to Regulation S Global Security.  If the owner of a beneficial interest in the Rule 144A Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected only in accordance with the provisions of this paragraph and the Applicable Procedures.  Upon receipt by the Trustee, as Security Registrar, of (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Security in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Rule 144A Global Security in an equal principal amount be debited from another specified Agent Member’s account and (b) a Regulation S Certificate in the form of Exhibit A hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Rule 144A Global Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar but subject to paragraph (iv) below, shall reduce the principal amount of the Rule 144A Global Security and increase the principal amount of the Regulation S Global Security by such specified principal amount.

(ii)  Regulation S Global Security to Rule 144A Global Security.  If the owner of a beneficial interest in the Regulation S Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Rule 144A Global Security, such transfer may be effected only in accordance with this paragraph (ii) and subject to the Applicable Procedures.  Upon receipt by the Trustee, as Security Registrar, of (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Rule 144A Global Security in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Regulation S Global Security in an equal principal amount be debited from another specified Agent Member’s account and (b) if such transfer is to occur during the Restricted Period, a Restricted Securities Certificate in the form of Exhibit B hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar, shall reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Rule 144A Global Security by such specified principal amount.

(iii)          Exchanges between Global Securities and Non-Global Securities.  A beneficial interest in a Global Security may be exchanged for a Security that is not a Global Security as provided in Section 305(b), provided that, if such interest is a beneficial interest in the Rule 144A Global Security, or if such interest is a beneficial interest in the Regulation S Global Security and such exchange is to occur during the Restricted Period, then such interest shall bear the Private Placement Legend (subject in each case to Section 307(b).

(iv)          Regulation S Global Security to be Held Through Euroclear or Clearstream during Restricted Period.  The Company shall use its best efforts to cause the Depositary to ensure that, until the expiration of the Restricted Period, beneficial interests in the Regulation S Global Security may be held only in or through accounts maintained at the Depositary by Euroclear or Clearstream (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; provided that this paragraph (iv) shall not prohibit any transfer or exchange of such an interest in accordance with paragraph (ii) above.

(b)           Restricted Securities Legend.  Rule 144A Global Securities and their Successor Securities, Regulation S Global Securities and their Successor Securities and Physical Securities and their Successor Securities shall bear a Restricted Securities Legend, subject to the following:

(i)            subject to the following clauses of this Section 307(b), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Restricted Securities Legend borne by such Global Security while represented thereby;

(ii)           subject to the following Clauses of this Section 307(b), a new Security which is not a Global Security and is issued in exchange for another Security (including a Global Security) or any portion thereof, upon transfer or otherwise, shall bear the Restricted Securities Legend borne by such other Security;

(iii)          Securities received pursuant to the Exchange Offer, and all other Securities sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Securities, shall not bear a Restricted Securities Legend;

(iv)          at any time after the Securities may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Security which does not bear a Restricted Securities Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Securities Certificate substantially in the form of Exhibit C hereto, satisfactory to the Trustee and duly executed by the Holder of such legended Security or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Security in exchange for or in lieu of such other Security as provided in this Article Three;

(v)           a new Security which does not bear a Restricted Securities Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if, in the Company’s judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and deliver such a new Security as provided in this Article Three.

(c)           General.  By its acceptance of any Security bearing the Restricted Securities Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Restricted Securities Legend and agrees that it will transfer such Security only as provided in this Indenture.

The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 306 or this Section 307.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

Section 308.  Mutilated, Destroyed, Lost and Stolen Securities.

If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, each Guarantor and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company, any Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Security, pay such Security.

Upon the issuance of any replacement Securities under this Section, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every replacement Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and the Guarantors, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 309.  Payment of Interest; Interest Rights Preserved.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:

(a)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company in writing of such Special Record Date.  In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection (b).

(b)           The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 310.  Persons Deemed Owners.

The Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 309) interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Company, any Guarantor, the Trustee nor any agent of the Company, any Guarantor or the Trustee shall be affected by notice to the contrary.  No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee as the owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, any Guarantor, the Trustee or any agent of the Company, any Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as Holder of any Security.

Section 311.  Cancellation.

All Securities surrendered for payment, purchase, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it.  The Company and any Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or such Guarantor may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee.  No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture.  All cancelled Securities held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that the cancelled Securities be returned to it.  The Trustee shall provide the Company a list of all Securities that have been cancelled from time to time as requested by the Company.

Section 312.  Computation of Interest.

Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 313.  CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE FOUR

DEFEASANCE AND COVENANT DEFEASANCE

Section 401.  Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 402 or Section 403 be applied to all of the Outstanding Securities (the “Defeased Securities”), upon compliance with the conditions set forth below in this Article Four.

Section 402.  Defeasance and Discharge.

Upon the Company’s exercise under Section 401 of the option applicable to this Section 402, the Company, each of the Guarantors and any other obligor upon the Securities, if any, shall be deemed to have been discharged from its obligations with respect to the Defeased Securities on the date the conditions set forth below are satisfied (hereinafter, “defeasance”).  For this purpose, such defeasance means that the Company, each of the Guarantors, if any, and any other obligor under the Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the Defeased Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 405 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, and, upon written request, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of Defeased Securities to receive, solely from the trust fund described in Section 404 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Company’s obligations with respect to such Defeased Securities under Sections 304, 305, 306, 307, 1002 and 1003, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee’s rights under Section 606, and (d) this Article Four.  Subject to compliance with this Article Four, the Company may exercise its option under this Section 402 notwithstanding the prior exercise of its option under Section 403 with respect to the Securities.

Section 403.  Covenant Defeasance.

Upon the Company’s exercise under Section 401 of the option applicable to this Section 403, the Company and each Guarantor shall be released from its obligations under any covenant or provision contained or referred to in Sections 1006 through 1019, inclusive, and the provisions of Article Twelve and Sections 1416 through 1429 shall not apply, with respect to the Defeased Securities on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Defeased Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants and the provisions of Article Twelve and Sections 1416 through 1429, but shall continue to be deemed “Outstanding” for all other purposes hereunder.  For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(c), (d) or (g), but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.

Section 404.  Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 402 or Section 403 to the Defeased Securities:

(1)           The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Four applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) United States dollars in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the

Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on the Defeased Securities on the Stated Maturity of such principal or installment of principal or interest (or on any date after December 15, 2006 (such date being referred to as the “Defeasance Redemption Date”), if when exercising under Section 401 either its option applicable to Section 402 or its option applicable to Section 403, the Company shall have delivered to the Trustee an irrevocable notice to redeem all of the Outstanding Securities on the Defeasance Redemption Date); provided that the Trustee shall have been irrevocably instructed to apply such United States dollars or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities; and provided, further, that the United States dollars or U.S. Government Obligations deposited shall not be subject to the rights of the holders of Senior Indebtedness or Guarantor Senior Indebtedness pursuant to the provisions of Articles Twelve and Fourteen.  For this purpose, “U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

(2)           In the case of an election under Section 402, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Independent Counsel in the United States shall confirm that, the holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(3)           In the case of an election under Section 403, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the

effect that the holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(4)           No Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as subsections 501(h) and (i) are concerned, at any time during the period ending on the 91st day after the date of deposit.

(5)           Such defeasance or covenant defeasance shall not cause the Trustee for the Securities to have a conflicting interest with respect to any securities of the Company or any Guarantor.

(6)           Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound.

(7)           The Company shall have delivered to the Trustee an Opinion of Independent Counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness or Guarantor Senior Indebtedness, including, without limitation, those arising under this Indenture and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

(8)           The Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Securities or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others.

(9)           No event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Securities on the date of such deposit or at any time ending on the 91st day after the date of such deposit.

(10)         The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 402 or the covenant defeasance under Section 403 (as the case may be) have been complied with as contemplated by this Section 404.

Opinions of Counsel or Opinions of Independent Counsel required to be delivered under this Section may have qualifications customary for opinions of the type required and counsel delivering such opinions may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

Section 405.  Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all United States dollars and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee as permitted under Section 404 (collectively, for purposes of this Section 405, the “Trustee”) pursuant to Section 404 in respect of the Defeased Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Securities.

Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any United States dollars or U.S. Government Obligations held by it as provided in Section 404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect defeasance or covenant defeasance.

Section 406.  Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 402 or 403, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and each Guarantor’s obligations under this Indenture and the Securities and the provisions of Articles Twelve and Fourteen hereof shall be revived and reinstated as though no deposit had occurred pursuant to Section 402 or 403, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such United States dollars or U.S. Government Obligations in accordance with Section 402 or 403, as the case may be; provided, however, that if the Company makes any payment to the Trustee or Paying Agent of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Trustee or Paying Agent shall promptly pay any such amount to the Holders of the Securities and the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE FIVE

REMEDIES

Section 501.  Events of Default.

“Event of Default”, wherever used herein, means any one of the following events which has occurred and is continuing (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Twelve or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)           there shall be a default in the payment of any interest on any Security (including any Penalty Interest) when it becomes due and payable, and such default shall continue for a period of 30 days;

(b)           there shall be a default in the payment of the principal of (or premium, if any, on) any Security at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

(c)           (i) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under this Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clause (a) or (b) or in clause (ii), (iii) or (iv) of this clause (c)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (1) to the Company by the Trustee or (z) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities; (ii) there shall be a default in the performance or breach of the provisions of Article Eight; (iii) the Company shall have failed to make or consummate an Offer in accordance with the provisions of Section 1013; or (iv) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of Section 1016;

(d)           one or more defaults shall have occurred under any agreements, indentures or instruments under which the Company, any Guarantor or any Restricted Subsidiary then has outstanding Indebtedness in excess of $5,000,000 in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

(e)           any Guarantee shall for any reason cease to be, or be asserted in writing by any Guarantor or the Company not to be, in full force and effect, and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee;

(f)            one or more judgments, orders or decrees for the payment of money in excess of $5,000,000 either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument), shall be entered against the Company, any Guarantor, or any Restricted Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

(g)           any holder or holders of at least $5,000,000 in aggregate principal amount of Indebtedness of the Company, any Guarantor, or any Restricted Subsidiary after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Company, any Guarantor or any Restricted Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of the Company or any Restricted Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

(h)           there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company, any Guarantor or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company, any Guarantor or any Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Guarantor or any Restricted Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, any Guarantor or any Restricted Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

(i)            (i) the Company, any Guarantor or any Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Company, any Guarantor or any Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company, any Guarantor or such Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Company, any Guarantor or any Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (iv) the Company, any Guarantor or any Restricted Subsidiary (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, any Guarantor or such Restricted Subsidiary or of any substantial part of its respective properties, (2) makes an assignment for the benefit of creditors or (3) admits in writing its inability to pay its debts generally as they become due, or (v) the Company, any Guarantor or any Restricted Subsidiary takes any corporate action authorizing any such actions in this paragraph (i).

The Company shall deliver to the Trustee within five days after the occurrence thereof, written notice, in the form of an Officers’ Certificate, of any Default, its status and what action the Company is taking or proposes to take with respect thereto.  Unless the Corporate Trust Office of the Trustee has received written notice of an Event of Default of the nature described in this Section, the Trustee shall not be deemed to have knowledge of such Event of Default for the purposes of Article Five or for any other purpose.

Section 502.  Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Sections 501(h) and (i)), shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding may, and the Trustee at the request of the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding shall, declare all unpaid principal of, premium, if any, and accrued interest on all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities); provided that so long as the Bank Credit Agreement is in effect, such declaration shall not become effective until the earlier of (a) five Business Days after receipt of such notice of acceleration from the Holders or the Trustee by the agent under the Bank Credit Agreement or (b) acceleration of the Indebtedness under the Bank Credit Agreement.  Thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Securities by appropriate judicial proceeding.  If an Event of Default specified in clause (h) or (i) of Section 501 occurs and is continuing, then all the Securities shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest, if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder.  The Trustee or, if notice of acceleration is given by the Holders, the Holders shall give notice to the agent under the Bank Credit Agreement of any such acceleration.

At any time after such declaration of acceleration has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a)           the Company has paid or deposited with the Trustee a sum sufficient to pay

(i)            all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

(ii)           all overdue interest on all Securities,

(iii)          the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the Securities, and

(iv)          to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; and

(b)           all Events of Default, other than the non-payment of principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent Default or impair any right consequent thereon provided in Section 513.

Section 503.  Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company and each Guarantor covenant that if

(a)           default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)           default is made in the payment of the principal of or premium, if any, on any Security at the Stated Maturity thereof,

the Company and any such Guarantor will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, subject to Articles Twelve and Fourteen, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company or any Guarantor, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any Guarantor or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture or the Guarantees by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, including, seeking recourse against any Guarantor pursuant to the terms of any Guarantee, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy, including, without limitation, seeking recourse against any Guarantor pursuant to the terms of a Guarantee, or to enforce any other proper remedy, subject however to Section 512.

Section 504.  Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, including each Guarantor, upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)           to file and prove a claim for the whole amount of principal, and premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)           subject to Articles Twelve and Fourteen, to collect and receive any moneys, securities or other property payable or deliverable upon any conversion or exchange of Securities or upon any such claims and to distribute the same;

and any custodian, in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 505.  Trustee May Enforce Claims without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 506.  Application of Money Collected.

Any money collected by the Trustee pursuant to this Article or otherwise on behalf of the Holders or the Trustee pursuant to this Article or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 606;

SECOND:  Subject to Articles Twelve and Fourteen, to the payment of the amounts then due and unpaid upon the Securities for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest; and

THIRD:  Subject to Articles Twelve and Fourteen, the balance, if any, to the Person or Persons entitled thereto, including the Company, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

Section 507.  Limitation on Suits.

No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a)           such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)           the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;

(c)           such Holder or Holders have offered to the Trustee an indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)           the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)           no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner provided in this Indenture or any Guarantee and for the equal and ratable benefit of all the Holders.

Section 508.  Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, but subject to Articles Twelve and Fourteen, the Holder of any Security shall have the right on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 309) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repurchase, on the Redemption Date or repurchase date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder, subject to Articles Twelve and Fourteen.

Section 509.  Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or the Guarantees and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, each of the Guarantors, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510.  Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511.  Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512.  Control by Holders.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

(a)           such direction shall not be in conflict with any rule of law or with this Indenture or any Guarantee or expose the Trustee to personal liability; and

(b)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 513.  Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences, except a Default

(a)           in the payment of the principal of, premium, if any, or interest (including Penalty Interest) on any Security; or

(b)           in respect of a covenant or a provision hereof which under Article Nine cannot be modified or amended without the consent of a higher percentage of the principal amount of the Outstanding Securities affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 514.  Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

Section 515.  Waiver of Stay, Extension or Usury Laws.

Each of the Company and any Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Securities contemplated herein or in the Securities or which may affect the covenants or the performance of this Indenture; and each of the Company and any Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

Section 601.  Notice of Defaults.

Within 30 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

Section 602.  Certain Rights of Trustee.

Subject to the provisions of Trust Indenture Act Sections 315(a) through 315(d):

(a)           the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)           the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

(d)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby in compliance with such request or direction;

(e)           the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of the negligence of the Trustee;

(f)            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document; provided, that the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the

Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

 (h)          no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers;

(i)            the Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company, except as otherwise provided herein;

(j)            money held in trust by the Trustee need not be segregated from other funds except to the extent required by law, except as otherwise provided herein;

(k)           if a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

Section 603.  Trustee Not Responsible for Recitals, Dispositions of Securities or Application of Proceeds Thereof.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate subject to the qualifications set forth therein.  The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 604.  Trustee and Agents May Hold Securities; Collections; etc.

The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent and, subject to Trust Indenture Act Sections 310 and 311, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

Section 605.  Money Held in Trust.

All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law.  Except for funds or securities deposited with the Trustee pursuant to Article Four, the Trustee may invest all moneys received by the Trustee, until used or applied as herein provided, in Temporary Cash Investments in accordance with the written directions of the Company.  The Trustee shall not be liable for any losses incurred in connection with any investments made in accordance with this Section 605, unless the Trustee acted with gross negligence or in bad faith.  With respect to any losses on investments made under this Section 605, the Company is liable for the full extent of any such loss.

Section 606.  Compensation and Indemnification of Trustee and Its Prior Claim.

The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) set forth in a letter agreement executed by the Company and the Trustee, as such agreement may be amended or supplemented, and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith.  The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee’s compensation hereunder) or expense incurred without negligence or bad faith on such Trustee’s part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and such Trustee’s duties hereunder, including enforcement of this Indenture and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim of liability (whether asserted by any Holder, the Company or any other Person) in connection with the exercise or performance of any of its powers or duties under this Indenture.  The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture.

All payments and reimbursements pursuant to this Section 606 shall be made with interest at the rate borne by the Securities.

As security for the performance of the obligations of the Company under this Section 606, the Trustee shall have a Lien prior to the Securities upon all property and funds held or collected by the Trustee, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities.  The Trustee’s right to receive payment of any amounts due under this Section 606 shall not be subordinate to any other liability or indebtedness of the Company (even though the Securities may be so subordinate), and the Securities shall be subordinate to the Trustee’s right to receive such payment.

Section 607.  Conflicting Interests.

The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 608.  Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under Trust Indenture Act Section 310(a)(1) and which shall have a combined capital and surplus of at least $250,000,000, to the extent there is an institution eligible and willing to serve.  The Trustee shall be a participant in the Depository Trust Company and FAST distribution systems.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.  The Corporate Trust Office shall initially be located at First Union National Bank, 901 East Cary Street, Richmond, Virginia 23219.

Section 609.  Resignation and Removal; Appointment of Successor Trustee.

(a)           No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor trustee under Section 610.

(b)           The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice thereof to the Company.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee.  If an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor trustee.

(c)           The Trustee may be removed at any time by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

(d)           If at any time:

(1)           the Trustee shall fail to comply with the provisions of Trust Indenture Act Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)           the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3)           the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(e)           If the Trustee shall be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor trustee.  If, within one year after such removal or incapability, or the occurrence of such vacancy, a successor trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding

 Securities delivered to the Company and the retiring Trustee, the successor trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor trustee and supersede the successor trustee appointed by the Company.  If no successor trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Holder of any Security who has been a bona fide Holder for at least six months may, subject to Section 514, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)            The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register.  Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.

Section 610.  Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor trustee, upon payment of its charges then unpaid, such retiring Trustee shall, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations.  Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee or such successor trustee to secure any amounts then due such Trustee pursuant to the provisions of Section 606.

No successor Trustee with respect to the Securities shall accept appointment as provided in this Section 610 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under the provisions of Trust Indenture Act Section 310(a) and this Article Sixth and shall have a combined capital and surplus of at least $250,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 608.

Upon acceptance of appointment by any successor Trustee as provided in this Section 610, the Company shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security

 Register.  If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 609.  If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

Section 611.  Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under Trust Indenture Act Section 310(a) and this Article Sixth and shall have a combined capital and surplus of at least $250,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 608 without the execution or filing of any paper or any further act on the part of any of the parties hereto.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 612.  Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or other obligor under the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).  A Trustee who has resigned or been removed shall be subject to the Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701.  Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee

(a)           semiannually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(b)           at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

Section 702.  Disclosure of Names and Addresses of Holders.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities, and the Trustee shall comply with Trust Indenture Act Section 312(b).  The Company, the Trustee, the Security Registrar and any other Person shall have the protection of Trust Indenture Act 312(c).  Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Act Section 312.

Section 703.  Reports by Trustee.

Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15 in accordance with and to the extent required by Trust Indenture Act Section 313(a).

Section 704.  Reports by Company and Guarantors.

The Company and any Guarantor shall:

(a)           file with the Trustee, within 15 days after the Company or any Guarantor, as the case may be, is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company or any Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company or any Guarantor, as the case may be, is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b)           file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company or any Guarantor, as the case may be, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c)           transmit or cause to be transmitted by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Trust Indenture Act Section 313(c), such summaries of any information, documents and reports required to by filed by the Company or any Guarantor, as the case may be, pursuant to Subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

ARTICLE EIGHT

CONSOLIDATION, MERGER,

CONVEYANCE, TRANSFER OR LEASE

Section 801.  Company or Any Guarantor May Consolidate, etc., Only on Certain Terms.

(a)           The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposal of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

(i)            either (1) the Company shall be the continuing corporation, or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis (the “Surviving Entity”) shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture and the Registration Rights Agreement, and this Indenture and the Registration Rights Agreement shall remain in full force and effect;

(ii)           immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)          immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

(iv)          immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur $1.00 of additional Indebtedness under Section 1008 (other than Permitted Indebtedness);

(v)           each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Securities;

(vi)          if any of the property or assets of the Company or any of its Subsidiaries would thereupon become subject to any Lien, the provisions of Section 1012 are complied with; and

(vii)         the Company or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereto comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b)           Each Guarantor shall not, and the Company shall not permit a Guarantor to, in a single transaction or through a series of related transactions merge or consolidate with or into any other corporation (other than the Company or any other Guarantor) or other entity, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any entity (other than the Company or any other Guarantor) unless at the time and after giving effect thereto:

(i)            either (1) such Guarantor shall be the continuing corporation or (2) the entity (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor shall be a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by an indenture supplemental hereto, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantees and this Indenture and the Registration Rights Agreement;

(ii)           immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iii)          such Guarantor shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with this Indenture, and thereafter all obligations of the predecessor shall terminate.

The provisions of this Section 801(b) shall not apply to any transaction (including any Asset Sale made in accordance with Section 1013) with respect to any Guarantor if the Guarantee of such Guarantor is released in connection with such transaction in accordance with Section 1014(c).

Section 802.  Successor Substituted.

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company or any Guarantor in accordance with Section 801, the successor Person formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture, the Securities and/or such Guarantee, as the case may be, with the same effect as if such successor had been named as the Company or such Guarantor, as the case may be, herein, in the Securities and/or in such Guarantee, as the case may be.  When a successor assumes all the obligations of its predecessor under this Indenture, the Securities or a Guarantee, as the case may be, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Securities or a Guarantee, as the case may be, and the Registration Rights Agreement.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 901.  Supplemental Indentures and Agreements without Consent of Holders.

Without the consent of any Holders, the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, or agreements or other instruments with respect to any Guarantee, in form and substance satisfactory to the Trustee, for any of the following purposes:

(a)           to evidence the succession of another Person to the Company, any Guarantor or any other obligor upon the Securities, and the assumption by any such successor of the covenants of the Company or such Guarantor or obligor herein and in the Securities and in any Guarantee, in each case in compliance with the provisions of this Indenture;

(b)           to add to the covenants of the Company, any Guarantor or any other obligor upon the Securities for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company, any Guarantor or any other obligor upon the Securities, as applicable, herein, in the Securities or in any Guarantee;

(c)           to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or in any Guarantee, or to make any other provisions with respect to matters or questions arising under this Indenture, the Securities or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interests of the Holders;

(d)           to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 905 or otherwise;

(e)           to add a Guarantor pursuant to the requirements of Section 1014;

(f)            to evidence and provide the acceptance of the appointment of a successor trustee hereunder;

(g)           to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Indenture Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise; or

(h)           to provide for uncertificated Securities in place of or in addition to certificated Securities.

Section 902.  Supplemental Indentures and Agreements with Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company, each Guarantor, and the Trustee, the Company, and each Guarantor (if a party thereto) when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto or agreements or other instruments with respect to any Guarantee in form and substance satisfactory to the Trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture, the Securities or any Guarantee; provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a)           change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) (other than the provisions of Section 1013);

(b)           amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with Section 1013 or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 1016, including amending, changing or modifying any definitions with respect thereto;

(c)           reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture or with respect to any Guarantee;

(d)           modify any of the provisions of this Section or Sections 513 or 1022, except to increase the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby;

(e)           except as otherwise permitted under Article Eight, consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under this Indenture; or

(f)            amend or modify any of the provisions of this Indenture relating to the subordination of the Securities or any Guarantee in any manner adverse to the Holders of the Securities or any Guarantee;

provided, further that no such modification or amendment may without the consent of the holders of 66 2/3% of the outstanding Notes affected thereby, amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale of Asset Sales in accordance with Section 1013, including amending, changing or modifying any definitions with respect thereto.

Upon the written request of the Company and each Guarantor, accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture or Guarantee, and upon the filing with the Trustee of evidence of the consent of

Holders as aforesaid, the Trustee shall, subject to Section 903, join with the Company and each Guarantor in the execution of such supplemental indenture or Guarantee.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or Guarantee or agreement or instrument relating to any Guarantee, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903.  Execution of Supplemental Indentures and Agreements.

In executing, or accepting the additional trusts created by, any supplemental indenture, agreement or instrument permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Trust Indenture Act Section 315(a) through 315(d) and Section 602 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture, agreement or instrument is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee’s own rights, duties or immunities under this Indenture, any Guarantee or otherwise.

Section 904.  Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905.  Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 906.  Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and each Guarantor and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

Section 907.  Effect on Senior Indebtedness.

No supplemental indenture shall adversely affect the rights under Articles Twelve and Fourteen, or any definitions or provisions related thereto, or the Guarantees of any holder of Senior Indebtedness or Guarantor Senior Indebtedness unless the requisite holders of each issue of Senior Indebtedness or Guarantor Senior Indebtedness affected thereby shall have consented to such supplemental indenture.

ARTICLE TEN

COVENANTS

Section 1001.  Payment of Principal, Premium and Interest.

Subject to the provisions of Articles Twelve and Fourteen, the Company will duly and punctually pay the principal of, premium, if any, and interest on the Securities in accordance with the terms of the Securities and this Indenture.

Section 1002.  Maintenance of Office or Agency.

The Company will maintain an office or agency where Securities may be presented or surrendered for payment.  The Company also will maintain an office or agency where Securities may be surrendered for registration of transfer, redemption or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies.  If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the agent of the Trustee described above and the Company hereby appoints such agent as its agent to receive all such presentations, surrenders, notices and demands.

The Company may from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation.  The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

Section 1003.  Money for Security Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the

Securities, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

If the Company is not acting as Paying Agent, the Company will, before each due date of the principal of, premium, if any, or interest on any Securities, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a)           hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)           give the Trustee notice of any Default by the Company or any Guarantor (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest;

(c)           at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(d)           acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and disabilities of such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, including each Guarantor, upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee shall serve as the Paying Agent.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall promptly be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will promptly be repaid to the Company.

Section 1004.  Corporate Existence.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and related rights and franchises (charter and statutory) of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise or the corporate existence of any such Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof would not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Subsidiary or any of its assets in compliance with the terms of this Indenture.

Section 1005.  Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary shown to be due on any return of the Company or any Subsidiary or otherwise assessed or upon the income, profits or property of the Company or any Subsidiary if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Guarantor to perform its obligations hereunder and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Company or any Subsidiary, except for any Lien permitted to be incurred under Section 1012 if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Guarantor to perform its obligations hereunder; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with generally accepted accounting principles consistently applied.

Section 1006.  Maintenance of Properties.

The Company will cause all material properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be consistent with sound business practice and necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not reasonably expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

Section 1007.  Insurance.

The Company will at all times keep all of its and its Subsidiaries’ properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

Section 1008.  Limitation on Indebtedness.

(a)           The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for (“incur”) any Indebtedness (including Acquired Indebtedness), except that the Company may incur Indebtedness and a

 Guarantor may incur Permitted Subsidiary Indebtedness if, in each case, the Debt to Operating Cash Flow Ratio of the Company and its Restricted Subsidiaries at the time of the incurrence of such Indebtedness, after giving pro forma effect thereto, is 7:1 or less.

(b)           The foregoing limitation will not apply to the incurrence of any of the following (collectively, “Permitted Indebtedness”):

(i)         Indebtedness of the Company under the Bank Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed amounts committed and undrawn as of the date hereof under any revolving credit facility thereunder (which amount was $282 million);

(ii)        Indebtedness of the Company pursuant to the Securities and Indebtedness of any Guarantor pursuant to a Guarantee;

(iii)       Indebtedness of any Guarantor consisting of a guarantee of the Company’s Indebtedness under the Bank Credit Agreement;

(iv)       Indebtedness of the Company or any Restricted Subsidiary outstanding on the date of this Indenture and listed on Schedule I hereto;

(v)        Indebtedness of the Company owing to a Restricted Subsidiary; provided that any Indebtedness of the Company owing to a Restricted Subsidiary that is not a Guarantor is made pursuant to an intercompany note in the form attached to this Indenture as Exhibit D and is subordinated in right of payment from and after such time as the Securities shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company’s obligations under the Securities; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Wholly Owned Restricted Subsidiary or a pledge to or for the benefit of the lenders under the Bank Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (v);

(vi)       Indebtedness of a Wholly Owned Restricted Subsidiary owing to the Company or another Wholly Owned Restricted Subsidiary; provided that, with respect to Indebtedness owing to a Wholly Owned Subsidiary that is not a Guarantor, (1) any such Indebtedness is made pursuant to an intercompany note in the form attached to this Indenture as Exhibit D and (2) any such Indebtedness shall be subordinated in right of payment from and after such time as the obligations under the Guarantee by such Wholly Owned Restricted Subsidiary shall become due and payable to the payment and performance of such Wholly Owned Restricted Subsidiary’s obligations under its Guarantee; provided, further, that (1) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a

Wholly Owned Restricted Subsidiary or pledge to or for the benefit of the lenders under the Bank Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (vi) and (2) any transaction pursuant to which any Wholly Owned Restricted Subsidiary, which has Indebtedness owing to the Company or any other Wholly Owned Restricted Subsidiary, ceases to be a Wholly Owned Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Wholly Owned Restricted Subsidiary that is not permitted by this clause (vi);

(vii)      guarantees of any Restricted Subsidiary made in accordance with the provisions of Section 1014;

(viii)     obligations of the Company entered into in the ordinary course of business pursuant to Interest Rate Agreements designed to protect the Company against fluctuations in interest rates in respect of Indebtedness of the Company, as long as such obligations at the time incurred do not exceed the aggregate principal amount of such Indebtedness then outstanding or in good faith anticipated to be outstanding within 90 days of such incurrence;

(ix)       any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a “refinancing”) of any Indebtedness described in clauses (ii), (iii), (iv) and (v) above, including any successive refinancings so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing plus the lesser of (I) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and, in the case of Pari Passu or Subordinated Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; and

(x)        Indebtedness of the Company in addition to that described in clauses (i) through (ix) above, and any renewals, extensions, substitutions, refinancings, or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $25,000,000.

Section 1009.  Limitation on Restricted Payments.

(a)           The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

(i)         declare or pay any dividend on, or make any distribution to holders of, any of the Company’s Equity Interests (other than dividends or distributions payable solely in its Qualified Equity Interests);

(ii)        purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Equity Interest of the Company or any Affiliate thereof (except Equity Interests held by the Company or a Wholly Owned Restricted Subsidiary);

(iii)       make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness;

(iv)       declare or pay any dividend or distribution on any Equity Interests of any Subsidiary to any Person (other than the Company or any of its Wholly Owned Restricted Subsidiaries);

(v)        incur, create or assume any guarantee of Indebtedness of any Affiliate (other than a Wholly Owned Restricted Subsidiary of the Company); or

(vi)       make any Investment in any Person (other than any Permitted Investments)

(any of the foregoing payments described in clauses (i) through (vi), other than any such action that is a Permitted Payment, collectively, “Restricted Payments”) unless after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an “event of default” under the terms of any Indebtedness of the Company or its Restricted Subsidiaries; and (2) the aggregate amount of all such Restricted Payments declared or made after the date of this Indenture does not exceed the sum of:

(A)       an amount equal to the Company’s Cumulative Operating Cash Flow less 1.4 times the Company’s Cumulative Consolidated Interest Expense;

(B)       the aggregate Net Cash Proceeds received after December 9, 1993 by the Company from capital contributions (other than from a Subsidiary) or from the issuance or sale (other than to any of its Subsidiaries) of its Qualified Equity Interests (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Equity Interests or Subordinated Indebtedness as set forth below);  and

(C)       to the extent that any Investment constituting a Restricted Payment (including an Investment in an Unrestricted Subsidiary) that was made after the date of the Indenture is sold or is otherwise liquidated or repaid, 100% of the amount (to the extent not included in Cumulative Operating Cash Flow) equal to the Net Cash

Proceeds or Fair Market Value of marketable securities received with respect to such Investment (less the cost of the disposition of such Investment and net of taxes).

(b)           Notwithstanding the foregoing, and in the case of clauses (ii) through (v) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (clauses (i) through (v) being referred to as “Permitted Payments”):

(i)               the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this Section and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) of this Section;

(ii)              any transaction with an officer or director of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company);

(iii)             the repurchase, redemption, or other acquisition or retirement of any Equity Interests of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection therewith cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of, a substantially concurrent issue and sale for cash (other than to a Subsidiary) of other Qualified Equity Interests of the Company; provided that the Net Cash Proceeds from the issuance of such Qualified Equity Interests are excluded from clause (2)(B) of paragraph (a) of this Section;

(iv)             any repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the net proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Equity Interests of the Company, provided that the Net Cash Proceeds from the issuance of such Qualified Equity Interests are excluded from clause (2)(B) of paragraph (a) of this Section; and

(v)              the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Equity Interests) (a “refinancing”) through the issuance of new Subordinated Indebtedness of the Company, as the case may be, provided that any such new Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Securities; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Securities; and (4) is expressly subordinated in right of payment to the Securities at least to the same extent as the Indebtedness to be refinanced.

Section 1010.  Limitation on Transactions with Affiliates.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary) unless (a) such transaction or series of transactions is in writing on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm’s-length dealings with an unrelated third party and (b) (i) with respect to any transaction or series of transactions involving aggregate payments in excess of $1,000,000, the Company delivers an Officers’ Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above and such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Company (and approved by a majority of Independent Directors or, in the event there is only one Independent Director, by such Independent Director) and (ii) with respect to any transaction or series of transactions involving aggregate payments in excess of $5,000,000, an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking or appraisal firm of national standing.  Notwithstanding the foregoing, this provision will not apply to (A) any transaction with an officer or director of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company), (B) any transaction entered into by the Company or one of its Wholly Owned Restricted Subsidiaries with a Wholly Owned Restricted Subsidiary of the Company, and (C) transactions in existence on the date of this Indenture.

Section 1011.  Limitation on Senior Subordinated Indebtedness.

The Company shall not, and shall not permit any Guarantor to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness that is subordinate in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also pari passu with the Securities or the Guarantee of such Guarantor, or subordinate in right of payment to the Securities or such Guarantee to at least the same extent as the Securities or such Guarantee are subordinate in right of payment to Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, as set forth in this Indenture.

Section 1012.  Limitation on Liens.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, affirm or suffer to exist any Lien of any kind upon any of its property or assets (including any intercompany notes), now owned or acquired after the date of this Indenture, or any income or profits therefrom, except if the Securities are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness) the obligation or liability secured by such Lien, excluding, however, from the operation of the foregoing any of the following:

(a)           any Lien existing as of the date of this Indenture and listed on Schedule II hereto;

(b)           any Lien arising by reason of (i) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (ii) taxes not yet delinquent or which are being contested in good faith; (iii) security for payment of workers’ compensation or other insurance; (iv) good faith deposits in connection with tenders, leases, contracts (other than contracts for the payment of money); (v) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Subsidiary or the value of such property for the purpose of such business; (vi) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; (vii) surveys, exceptions, title defects, encumbrances, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries; or (viii) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

(c)           any Lien now or hereafter existing on property of the Company or any of its Restricted Subsidiaries securing Senior Indebtedness or Guarantor Senior Indebtedness, in each case which Indebtedness is permitted under the provisions of Section 1008 and provided that the provisions of Section 1014 are complied with;

(d)           any Lien securing Acquired Indebtedness created prior to (and not created in connection with or in contemplation of) the incurrence of such Indebtedness by the Company or any Subsidiary, in each case which Indebtedness is permitted under the provisions of Section 1008; provided that any such Lien only extends to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related transaction by the Company or its Subsidiaries;

(e)           any Lien securing Permitted Subsidiary Indebtedness; and

(f)            any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (e) so long as the amount of security is not increased thereby.

Section 1013.  Limitation on Sale of Assets.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 80% of the consideration from such Asset Sale (exclusive of assumed Senior Indebtedness to which the Company and its Restricted Subsidiaries have received a full and unconditional release from such liability in connection with such Asset Sale) is received in cash and (ii) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold (other than in the case of an involuntary Asset Sale, as determined by the Board of Directors of the Company and evidenced in a Board Resolution or in connection with an Asset Swap, the Fair Market Value as determined in writing by a nationally recognized investment banking or appraisal firm); provided, however that, in the event that the Company or any Restricted Subsidiary engages in an Asset Sale with any third party and receives in consideration therefor, or simultaneously with such Asset Sale enters into, a Local Marketing Agreement with such third party or any affiliate thereof, the Fair Market Value of such Local Marketing Agreement (as determined in writing by a nationally recognized investment banking or appraisal firm) shall be deemed cash and considered when determining whether such Asset Sale complies with the foregoing clauses (i) and (ii).  Notwithstanding the foregoing, clause (i) of the preceding sentence shall not be applicable to any Asset Swap.

(b)           If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Senior Indebtedness then outstanding as required by the terms thereof, or the Company determines not to apply such Net Cash

 Proceeds to the permanent prepayment of such Senior Indebtedness or if no such Senior Indebtedness is then outstanding, then the Company may, within 12 months of the Asset Sale, invest the Net Cash Proceeds in properties and assets that (as determined by the Board of Directors) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Restricted Subsidiaries existing on the date of this Indenture or reasonably related thereto.  The amount of such Net Cash Proceeds neither used to permanently repay or prepay Senior Indebtedness nor used or invested as set forth in this paragraph constitutes “Excess Proceeds.”

(c)           When the aggregate amount of Excess Proceeds equals $5,000,000 or more, the Company shall apply the Excess Proceeds to the repayment of the Securities and any Pari Passu Indebtedness required to be repurchased under the instrument governing such Pari Passu Indebtedness as follows:  (i) the Company shall make an offer to purchase (an “Offer”) from all Holders of the Securities in accordance with the procedures set forth in this Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased out of an amount (the “Security Amount”) equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Securities, and the denominator of which is the sum of the outstanding principal amount of the Securities and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price of all Securities tendered) and (ii) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a “Pari Passu Offer”) in an amount (the “Pari Passu Debt Amount”) equal to the excess of the Excess Proceeds over the Security Amount; provided that in no event shall the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness.  The offer price shall be payable in cash in an amount equal to 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date (the “Offer Date”) such Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in this Indenture.  To the extent that the aggregate Offered Price of the Securities tendered pursuant to the Offer is less than the Security Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased is less than the Pari Passu Debt Amount (the amount of such shortfall, if any, constituting a “Deficiency”), the Company shall use such Deficiency in the business of the Company and its Restricted Subsidiaries.  Upon completion of the purchase of all the Securities tendered pursuant to an Offer and repurchase of the Pari Passu Indebtedness pursuant to a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

(d)           Whenever the Excess Proceeds received by the Company exceed $5,000,000, such Excess Proceeds shall be set aside by the Company in a separate account pending (i) deposit with the depositary or a Paying Agent of the amount required to purchase the Securities or Pari Passu Indebtedness tendered in an Offer or a Pari Passu Offer, (ii) delivery by the Company of the Offered Price to the Holders of the Securities or Pari Passu Indebtedness tendered in an Offer or a Pari Passu Offer and (iii) application, as set forth above, of Excess Proceeds in the business of the Company and its Restricted Subsidiaries.  Such Excess Proceeds may be invested in Temporary Cash Investments, provided that the maturity date of any such investment made after the amount of Excess Proceeds exceeds $5,000,000 shall not be later than the Offer Date.  The Company shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments, provided that the Company shall not withdraw such interest from the separate account if an Event of Default has occurred and is continuing.

(e)           If the Company becomes obligated to make an Offer pursuant to clause (c) above, the Securities shall be purchased by the Company, at the option of the Holder thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 45 days and not later than 60 days from the date the notice is given to Holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act, subject to proration in the event the Security Amount is less than the aggregate Offered Price of all Securities tendered.

(f)            The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

(g)           The Company shall not, and shall not permit any Restricted Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under (i) Indebtedness as in effect on the date of this Indenture and listed on Schedule I hereto as such Indebtedness may be refinanced from time to time, provided that such restrictions are no less favorable to the Holders of Securities than those existing on the date of this Indenture or (ii) any Senior Indebtedness and any Guarantor Senior Indebtedness) that would materially impair the ability of the Company to make an Offer to purchase the Securities or, if such Offer is made, to pay for the Securities tendered for purchase.

(h)           Subject to paragraph (f) above, within 30 days after the date on which the amount of Excess Proceeds equals or exceeds $5,000,000, the Company shall send or cause to be sent by first-class mail, postage prepaid, to the Trustee and to each Holder of the Securities, at his address appearing in the Security Register, a notice stating or including:

(1)           that the Holder has the right to require the Company to repurchase, subject to proration, such Holder’s Securities at the Offered Price;

(2)           the Offer Date;

(3)           the instructions a Holder must follow in order to have its Securities purchased in accordance with paragraph (c) of this Section; and

(4)           (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials (or corresponding successor reports)(or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to Section 1020), (ii) a description of material developments in the Company’s business subsequent to the date of the latest of such Reports, (iii) if material, appropriate pro forma financial information, and (iv) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision.

(i)            Holders electing to have Securities purchased hereunder will be required to surrender such Securities at the address specified in the notice at least three Business Days prior to the Offer Date.  Holders will be entitled to withdraw their election to have their Securities purchased pursuant to this Section 1013 if the Company receives, not later than three Business Days prior to the Offer Date, a telegram, telex, facsimile transmission or letter setting forth (1) the name of the Holder, (2) the certificate number of the Security in respect of which such notice of withdrawal is being submitted, (3) the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which his election is to be withdrawn, (4) a statement that such Holder is withdrawing his election to have such principal amount of such Security purchased, and (5) the principal amount, if any, of such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original notice of the Offer and that has been or will be delivered for purchase by the Company.

(j)            The Company shall (i) not later than the Offer Date, accept for payment Securities or portions thereof tendered pursuant to the Offer, (ii) not later than 10:00 a.m. (New York City time) on the Offer Date, deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Offer Date) sufficient to pay the aggregate Offered Price of all the Securities or portions thereof which are to be purchased on that date and (iii) not later than the Offer Date, deliver to the Paying Agent (if other than the Company) an Officers’ Certificate stating the Securities or portions thereof accepted for payment by the Company.

Subject to applicable escheat laws, as provided in the Securities, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Offered Price; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Company with the Trustee in respect of an Offer exceeds the aggregate Offered Price of the Securities or portions thereof to be purchased, the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Offer Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

(k)           Securities to be purchased shall, on the Offer Date, become due and payable at the Offered Price and from and after such date (unless the Company shall default in the payment of the Offered Price) such Securities shall cease to bear interest.  Such Offered Price shall be paid to such Holder promptly following the later of the Offer Date and the time of delivery of such Security to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required.  Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Offered Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Offer Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309; provided, further, that Securities to be purchased are subject to proration in the event the Excess Proceeds are less than the aggregate Offered Price of all Securities tendered for purchase, with such adjustments as may be appropriate by the Trustee so that only Securities in denominations of $1,000 or integral multiples thereof, shall be purchased.  If any Security tendered for purchase shall not be so paid upon surrender thereof by deposit of funds with the Trustee or a Paying Agent in accordance with paragraph (j) above, the principal thereof shall, until paid, bear interest from the Offer Date at the rate borne by such Security.  Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 1014.  Limitation on Issuances of Guarantees of and Pledges for Indebtedness.

(a)           The Company shall not permit any Restricted Subsidiary, other than the Guarantors, directly or indirectly, to secure the payment of any Senior Indebtedness of the Company and the Company will not, and will not permit any Restricted Subsidiary to, pledge any intercompany notes representing obligations of any Restricted Subsidiary (other than the Guarantors) to secure the payment of any Senior Indebtedness unless in each case such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of payment of the Securities by such Restricted Subsidiary, which guarantee shall be on the same terms as the guarantee of the Senior Indebtedness (if a guarantee of Senior Indebtedness is granted by any such Restricted Subsidiary) except that the guarantee of the Securities need not be secured and shall be subordinated to the claims against such Restricted Subsidiary in respect of Senior Indebtedness to the same extent as the Securities are subordinated to Senior Indebtedness of the Company under this Indenture.

(b)           The Company shall not permit any Restricted Subsidiary, other than the Guarantors, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company (other than guarantees in existence on the date of the Indenture) unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of the Securities on the same terms as the guarantee of such Indebtedness except that if the Securities are subordinated in right of payment to such Indebtedness, the guarantee under the supplemental indenture shall be subordinated to the guarantee of such Indebtedness to the same extent as the Securities are subordinated to such Indebtedness under this Indenture.

(c)           Each guarantee created pursuant to the provisions described in the foregoing paragraph is referred to as a “Guarantee” and the issuer of each such Guarantee is referred to as a “Guarantor.”  Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the Securities shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company’s Equity Interest in, or all or substantially all the assets of, such Restricted Subsidiary, which is in compliance with this Indenture or (ii) (with respect to any Guarantees created after the date of this Indenture) the release by the holders of the Indebtedness of the Company described in clauses (a) and (b) above of their security interest or their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at a time when (A) no other Indebtedness of the Company has been secured or guaranteed by such Restricted Subsidiary, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary also release their security interest in, or guarantee by, such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

Section 1015.  Restriction on Transfer of Assets.

The Company and the Guarantors shall not sell, convey, transfer or otherwise dispose of their respective assets or property to any of the Company’s Restricted Subsidiaries (other than any Guarantor), except for sales, conveyances, transfers or other dispositions made in the ordinary course of business and except for capital contributions to any Restricted Subsidiary, the only material assets of which are broadcast licenses.  For purposes of this provision, any sale, conveyance, transfer, lease or other disposition of property or assets, having a Fair Market Value in excess of (a) $1,000,000 for any sale, conveyance, transfer, lease or disposition or series of related sales, conveyances, transfers, leases and dispositions and (b) $5,000,000 in the aggregate for all such sales, conveyances, transfers, leases or dispositions in any fiscal year of the Company shall not be considered “in the ordinary course of business.”

Section 1016.  Purchase of Securities upon a Change of Control.

(a)           If a Change of Control shall occur at any time, then each Holder of Securities shall have the right to require that the Company purchase such Holder’s Securities in whole or in part in integral multiples of $1,000, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Securities, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”), pursuant to the offer described in subsection (c) of this Section (the “Change of Control Offer”) and in accordance with the procedures set forth in Subsections (b), (c), (d) and (e) of this Section.

(b)           Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice (a “Change of Control Purchase Notice”) of such Change of Control to each Holder by first-class mail, postage prepaid, at his address appearing in the Security Register stating or including:

(1)           that a Change of Control has occurred, the date of such event, and that such Holder has the right to require the Company to repurchase such Holder’s Securities at the Change of Control Purchase Price;

(2)           the circumstances and relevant facts regarding such Change of Control (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

(3)           (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required to be prepared by the Company and any Guarantor pursuant to Section 1020), (ii) a description of material developments in the Company’s business subsequent to the date of the latest of such reports and (iii) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision;

(4)           that the Change of Control Offer is being made pursuant to this Section 1016(a) and that all Securities properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Purchase Price;

(5)           the Change of Control Purchase Date which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act;

(6)           the Change of Control Purchase Price;

(7)           the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002;

(8)           that Securities must be surrendered on or prior to the Change of Control Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 1002 to collect payment;

(9)           that the Change of Control Purchase Price for any Security which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Offer Purchase Date;

(10)         the procedures for withdrawing a tender of Securities and Change of Control Purchase Notice;

(11)         that any Security not tendered will continue to accrue interest; and

(12)         that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date.

 (c)          Upon receipt by the Company of the proper tender of Securities, the Holder of the Security in respect of which such proper tender was made shall (unless the tender of such Security is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Security.  Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309.  If any Security tendered for purchase shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Security.  Holders electing to have Securities purchased will be required to surrender such Securities to the Paying Agent at the address specified in the Change of Control Purchase Notice at least two Business Days prior to the Change of Control Purchase Date.  Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

(d)           The Company shall (i) not later than the Change of Control Purchase Date, accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 11:00 a.m. (New York City time) on the Change of Control Purchase Date, deposit with the Paying Agent an amount of cash sufficient to pay the aggregate Change of Control Purchase Price of all the Securities or portions thereof which are to be purchased as of the Change of Control Purchase Date and (iii) not later than the Change of Control Purchase Date, deliver to the Paying Agent an Officers’ Certificate stating the Securities or portions thereof accepted for payment by the Company.  The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price of the Securities purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered.  Any

Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof.  The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date.  For purposes of this Section 1016, the Company shall choose a Paying Agent which shall not be the Company.

(e)           A Change of Control Purchase Notice may be withdrawn before or after delivery by the Holder to the Paying Agent at the office of the Paying Agent of the Security to which such Change of Control Purchase Notice relates, by means of a written notice of withdrawal delivered by the Holder to the Paying Agent at the office of the Paying Agent or to the office or agency referred to in Section 1002 to which the related Change of Control Purchase Notice was delivered not later than three Business Days prior to the Change of Control Purchase Date specifying, as applicable:

(1)           the name of the Holder;

(2)           the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

(3)           the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted; and

(4)           the principal amount, if any, of such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

(f)            Subject to applicable escheat laws, as provided in the Securities, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change of Control Purchase Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

(g)           The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

Section 1017.  Limitation on Subsidiary Equity Interests.

The Company shall not permit any Restricted Subsidiary of the Company to issue any Equity Interests, except for (a) Equity Interests issued to and held by the Company or a Wholly Owned Restricted Subsidiary, and (b) Equity Interests issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary, (B) such Person merges with or into a Restricted Subsidiary or (C) a Restricted Subsidiary merges with or into such Person; provided that such Equity Interests were not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C).

Section 1018.  Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (i) pay dividends or make any other distribution on its Equity Interests, (ii) pay any Indebtedness owed to the Company or a Restricted Subsidiary of the Company, (iii) make any Investment in the Company or a Restricted Subsidiary of the Company or (iv) transfer any of its properties or assets to the Company or any Restricted Subsidiary, except (a) any encumbrance or restriction pursuant to an agreement in effect on the date of this Indenture and listed on Schedule III hereto or contained in any other indenture or instrument governing debt or preferred securities that are no more restrictive than those contained in the Indenture; (b) any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Subsidiary of the Company on the date of this Indenture, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; (c) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a) and (b), or in this clause (c), provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the Holders of the Securities than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced or are not more restrictive than those set forth in this Indenture; and (d) any encumbrance or restriction created pursuant to an asset sale agreement, stock sale agreement or similar instrument pursuant to which an Asset Sale permitted under Section 1013 is to be consummated, so long as such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement or instrument through a termination date not later than 270 days after such execution and delivery.

Section 1019.  Limitation on Unrestricted Subsidiaries.

The Company shall not make, and shall not permit any of its Restricted Subsidiaries to make, any Investments in Unrestricted Subsidiaries if, at the time thereof, the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to Section 1009.  Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this covenant (i) will be treated as the payment of a Restricted Payment in calculating the amount of Restricted Payments made by the Company and (ii) may be made in cash or property.

Section 1020.  Provision of Financial Statements.

Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Sections 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Company would have been required so to file such documents if the Company were so subject.  The Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder at the Company’s cost.  So long as any of the Securities remain outstanding, the Company will make available to any prospective purchaser of Securities or beneficial owner of Securities in connection with any sale of Securities the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has either exchanged the Securities for securities identical in all material respects which have been registered under the Securities Act or until such time as the holders of Securities have disposed of such Securities pursuant to an effective registration statement under the Securities Act.

Section 1021.  Statement by Officers as to Default.

(a)           The Company will deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year of the Company ending after the date hereof, a written statement signed by two executive officers of the Company, one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not, after a review of the activities of the Company during such year or such quarter and of the Company’s performance under this Indenture, to the best knowledge, based on such review, of the signers thereof, the Company has fulfilled all its obligations and is in compliance with all conditions and covenants under this Indenture throughout such year or quarter, as the case may be, and, if there has been a Default specifying each Default and the nature and status thereof.

(b)           When any Default or Event of Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $5,000,000), the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy an Officers’ Certificate specifying such Default, Event of Default, notice or other action within five Business Days of its occurrence.

Section 1022.  Waiver of Certain Covenants.

The Company or any Guarantor may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1006 through 1012, 1014, 1015 and 1017 through 1020, if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

Section 1101.  Rights of Redemption.

(a)           The Securities may be redeemed, at the Company’s option, in whole or from time to time in part, at any time on or after December 15, 2006, upon not less than 30 nor more than 60 days’ prior notice by first class mail to each Holder of Securities to be redeemed at its address appearing in the Security Register and prior to Maturity at the following redemption prices (“Redemption Prices”), expressed as percentages of the principal amount, plus accrued interest to the dated fixed for such redemption (the “Redemption Date”), subject to the right of Holders of record on the relevant Regular

Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date.  If less than all of the Securities are to be redeemed, the Trustee shall select the Securities or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

(b)           If redeemed during the twelve-month period beginning December 15, in the year indicated, the Redemption Price shall be:

Year	Redemption Price
2006	104.375%
2007	102.917%
2008	101.458%

and thereafter 100% of the principal amount, in each case together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of the Holders of record on relevant record dates to receive interest due on an Interest Payment Date).

(c)           At any time on or prior to December 15, 2004, the Company may redeem up to 25% of the principal amount of Securities issued under the Indenture with the net proceeds of a Public Equity Offering of the Company at 108.75% of the aggregate principal amount, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant record dates to receive interest due on an Interest Payment Date).”

Section 1102.  Applicability of Article.

Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

Section 1103.  Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities pursuant to Section 1101 shall be evidenced by a Company Order and an Officers’ Certificate.  In case of any redemption at the election of the Company, the Company shall, not less than 45 nor more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed.

Section 1104.  Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected not more than 30 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, pro rata, by lot or such other method as the Trustee shall deem fair and reasonable, and the amounts to be redeemed may be equal to $1,000 or any integral multiple thereof.

The Trustee shall promptly notify the Company and the Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 1105.  Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

All notices of redemption shall state:

(a)           the Redemption Date;

(b)           the Redemption Price;

(c)           if less than all Outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed;

(d)           in the case of a Security to be redeemed in part, the principal amount of such Security to be redeemed and that after the Redemption Date upon surrender of such Security, new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

(e)           that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(f)            that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

(g)           the place or places where such Securities are to be surrendered for payment of the Redemption Price; and

(h)           the CUSIP number, if any, relating to such Securities.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company.

The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice to any Holder of any Security designated for redemption as a whole or in part, or any defect in any such notice, shall not affect the validity of the proceedings for the redemption of any other Security.

Section 1106.  Deposit of Redemption Price.

On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds sufficient to pay the Redemption Price of and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.  When the Redemption Date falls on an Interest Payment Date, payments of interest due on such date are to be paid as provided hereunder as if no such redemption were occurring.

Section 1107.  Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest.  Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.

Section 1108.  Securities Redeemed or Purchased in Part.

Any Security which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 1002 (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar or the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed or purchased.

ARTICLE TWELVE

SUBORDINATION OF SECURITIES

Section 1201.  Securities Subordinate to Senior Indebtedness.

The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Securities and the payment of the principal of, premium, if any, and interest on each and all of the Securities and all other Indenture Obligations are hereby expressly made subordinate and subject in right of payment as provided in the Indenture to the prior payment in full, in cash or Cash Equivalents or in any other form as acceptable to the holders of Senior Indebtedness, of all Senior Indebtedness, whether outstanding on the date of the Indenture or thereafter incurred.

This Article Twelve shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

Section 1202.  Payment Over of Proceeds Upon Dissolution, etc.

In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company, then and in any such event:

(1)           the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents or in any other form as acceptable to the holders of Senior Indebtedness, of all amounts due on or in respect of all Senior Indebtedness, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character (excluding Permitted Junior Securities) on account of the principal of, premium, if any, or interest on the Securities or any other Indenture Obligations; and

(2)           any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or Cash Equivalents or in any other form as acceptable to the Holders of Senior Indebtedness, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(3)           in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, in respect of principal, premium, if any, and interest on the Securities or any other Indenture Obligations before all Senior Indebtedness is paid in full, then and in such event such payment or distribution (excluding Permitted Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash or Cash Equivalents or in any other form as acceptable to the Holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the sale,

assignment, conveyance, transfer, lease or other disposal of all or substantially all of the Company’s properties or assets to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by sale, assignment, conveyance, transfer, lease or other disposal of all or substantially all of the Company’s properties or assets, as the case may be, shall, as a part of such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal, comply with the conditions set forth in Article Eight.

Section 1203.  Suspension of Payment When Senior Indebtedness in Default.

(a)           Unless Section 1202 shall be applicable, upon the occurrence of a Payment Default, no payment (other than any payments previously made pursuant to the provisions described in Article Four) or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities) shall be made by the Company on account of principal of, premium, if any, or interest on, the Securities or any other Indenture Obligations or on account of the purchase, redemption, defeasance (whether under Section 402 or 403) or other acquisition of or in respect of the Securities unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or the Designated Senior Indebtedness with respect to which such Payment Default shall have occurred shall have been discharged or paid in full in cash or Cash Equivalents or in any other form as acceptable to the Holders of Senior Indebtedness, after which the Company shall resume making any and all required payments in respect of the Securities, including any missed payments.

(b)           Unless Section 1202 shall be applicable, upon (1) the occurrence of a Non-payment Default and (2) after receipt by the Trustee and the Company from a representative of the holders of any Designated Senior Indebtedness (a “Senior Representative”) of written notice of such occurrence, no payment (other than any payments previously made pursuant to the provisions described in Article Four) or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities) shall be made by the Company on account of any principal of, premium, if any, or interest on, the Securities or any other Indenture Obligations or on account of the purchase, redemption, defeasance or other acquisition of or in respect of Securities for a period (“Payment Blockage Period”) commencing on the date of receipt by the Trustee of such notice unless and until the earliest of (subject to any blockage of payments that may then or thereafter be in effect under subsection (a) of this Section 1203) (x) 179 days having elapsed since receipt of such written notice by the Trustee (provided any Designated Senior Indebtedness as to which notice was given shall theretofore have not been accelerated), (y) the date such Non-payment Default and all other Non-payment Defaults as to which notice is also given after such period is initiated shall have been cured or waived or shall have ceased to exist or the Designated Senior Indebtedness related thereto shall have been discharged or paid in full in cash or Cash Equivalents or in any other form as acceptable to the Holders of Designated Senior Indebtedness, or (z) the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Company or the Trustee from the representative of holders of Designated Senior Indebtedness, or the holders of at least a majority of the Designated Senior Indebtedness, that initiated such Payment Blockage Period, after which, in each such case, the Company shall promptly resume making any and all required payments in respect of the Securities, including any missed payments.  Notwithstanding any other provision of this Indenture, in no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Company or the Trustee of the notice referred to in clause (2) of this paragraph (b) (the “Initial Blockage Period”).  Any number of notices of Non-payment Defaults may be given during the Initial Blockage Period; provided that during any 365-day consecutive period only one Payment Blockage Period during which payment of principal of, or interest on, the Securities may not be made may commence and the duration of the Payment Blockage Period may not exceed 179 days.  No Non-payment Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

(c)           In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to a Senior Representative of the holders of the Designated Senior Indebtedness or as a court of competent jurisdiction shall direct.

Section 1204.  Payment Permitted if No Default.

Nothing contained in this Article, elsewhere in this Indenture or in any of the Securities shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 1202 or under the conditions described in Section 1203, from making payments at any time of principal of, premium, if any, or interest on the Securities.

Section 1205.  Subrogation to Rights of Holders of Senior Indebtedness.

Subject to the payment in full of all Senior Indebtedness in cash or Cash Equivalents or in any other form as acceptable to the holders of Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Securities shall be paid in full.  For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

Section 1206.  Provisions Solely to Define Relative Rights.

The provisions of this Article are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand.  Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 1202, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 1203, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 1203(c).

Section 1207.  Trustee to Effectuate Subordination.

Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved.

Section 1208.  No Waiver of Subordination Provisions.

(a)           No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

(b)           Without limiting the generality of Subsection (a) of this Section and notwithstanding any other provision contained herein, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following:  (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities in accordance with the provisions set forth in Article Five or to pursue any rights or remedies under this Indenture or under applicable laws if the taking of such action does not otherwise violate the terms of this Article.

Section 1209.  Notice to Trustee.

(a)           The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities or other Indenture Obligations.  Notwithstanding the provisions of this Article or any provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior

Indebtedness or from a Senior Representative or any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security or other Indenture Obligations), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it after such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers’ Certificate to such effect.

(b)           The Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company by a Person representing himself to be a Senior Representative or a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a Senior Representative or a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such notice to the Company shall not affect in any way the ability of the Trustee to rely on such notice.  In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 1210.  Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article.

Section 1211.  Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee’s Rights.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.  Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 606.

Section 1212.  Article Applicable to Paying Agents.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under this Indenture, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1211 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 1213.  No Suspension of Remedies.

Nothing contained in this Article shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article Five and as set forth in this Indenture or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article of the holders, from time to time, of Senior Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

Section 1214.  Trustee’s Relation to Senior Indebtedness.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Article against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly in the absence of gross negligence or willful misconduct pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

ARTICLE THIRTEEN

SATISFACTION AND DISCHARGE

Section 1301.  Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities herein, rights to payment, including Penalty Interest, and rights to replacement of stolen, lost or mutilated Securities expressly provided for) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a)           either

(1)           all the Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 308 or (ii) all Securities for whose payment United States dollars have theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(2)           all such Securities not theretofore delivered to the Trustee for cancellation (x) have becomzxe due and payable, (y) will become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor, in the case of (2)(x),(y) or (z) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in United States dollars sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and accrued interest at such Stated Maturity or Redemption Date;

(b)           the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Company or any Guarantor; and

(c)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that (i) all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound.

Opinions of Counsel required to be delivered under this Section may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if United States dollars shall have been deposited with the Trustee pursuant to subclause (2) of Subsection (a) of this Section, the obligations of the Trustee under Section 1302 and the last paragraph of Section 1003 shall survive.

Section 1302.  Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all United States dollars deposited with the Trustee pursuant to Section 1301 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture (including, without limitation, Section 605), to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on the Securities for whose payment such United States dollars have been deposited with the Trustee.

ARTICLE FOURTEEN

GUARANTEE

Section 1401.  Guarantors’ Guarantee.

For value received, each of the Guarantors, in accordance with this Article Fourteen, hereby absolutely, unconditionally and irrevocably guarantees, jointly and severally, to the Trustee and the Holders, as if the Guarantors were the principal debtor, the punctual payment and performance when due of all Indenture Obligations (which for purposes of this Guarantee shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of one counsel in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this Guarantee).

Section 1402.  Continuing Guarantee; No Right of Set-Off; Independent Obligation.

(a)           This Guarantee shall be a continuing guarantee of the payment and performance of all Indenture Obligations and shall remain in full force and effect until the payment in full of all of the Indenture Obligations and shall apply to and secure any ultimate balance due or remaining unpaid to the Trustee or the Holders; and this Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Trustee or the Holders.  Each Guarantor, jointly and severally, covenants and agrees to comply with all obligations, covenants, agreements and provisions applicable to it in this Indenture including those set forth in Article Eight.  Without limiting the generality of the foregoing, each of the Guarantors’ liability shall extend to all amounts which constitute part of the Indenture Obligations and would be owed by the Company under this Indenture and the Securities but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

(b)           Each Guarantor, jointly and severally, hereby guarantees that the Indenture Obligations will be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.

(c)           Each Guarantor, jointly and severally, guarantees that the Indenture Obligations shall be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the holders of the Securities.

(d)           Each Guarantor’s liability under this Guarantee to pay or perform or cause the performance of the Indenture Obligations shall arise forthwith after demand for payment or performance by the Trustee has been given to the Guarantors in the manner prescribed in Section 106 hereof.

(e)           Except as provided herein, the provisions of this Article Fourteen cover all agreements between the parties hereto relative to this Guarantee and none of the parties shall be bound by any representation, warranty or promise made by any Person relative thereto which is not embodied herein; and it is specifically acknowledged and agreed that this Guarantee has been delivered by each Guarantor free of any conditions whatsoever and that no representations, warranties or promises have been made to any Guarantor affecting its liabilities hereunder, and that the Trustee shall not be bound by any representations, warranties or promises now or at any time hereafter made by the Company to any Guarantor.

Section 1403.  Guarantee Absolute.

The obligations of the Guarantors hereunder are independent of the obligations of the Company under the Securities and this Indenture and a separate action or actions may be brought and prosecuted against any Guarantor whether or not an action or proceeding is brought against the Company and whether or not the Company is joined in any such action or proceeding.  The liability of the Guarantors hereunder is irrevocable, absolute and unconditional and (to the extent permitted by law) the liability and obligations of the Guarantors hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

(a)        any defect or lack of validity or enforceability in respect of any Indebtedness or other obligation of the Company or any other Person under this Indenture or the Securities, or any agreement or instrument relating to any of the foregoing;

(b)        any grants of time, renewals, extensions, indulgences, releases, discharges or modifications which the Trustee or the Holders may extend to, or make with, the Company, any Guarantor or any other Person, or any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of, or any consent to or departure from, this Indenture or the Securities, including any increase or decrease in the Indenture Obligations;

(c)        the taking of security from the Company, any Guarantor or any other Person, and the release, discharge or alteration of, or other dealing with, such security;

(d)        the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Indenture Obligations and the obligations of any Guarantor hereunder;

(e)        the abstention from taking security from the Company, any Guarantor or any other Person or from perfecting, continuing to keep perfected or taking advantage of any security;

(f)         any loss, diminution of value or lack of enforceability of any security received from the Company, any Guarantor or any other Person, and including any other guarantees received by the Trustee;

(g)        any other dealings with the Company, any Guarantor or any other Person, or with any security;

(h)        the Trustee’s or the Holders’ acceptance of compositions from the Company or any Guarantor;

(i)         the application by the Holders or the Trustee of all monies at any time and from time to time received from the Company, any Guarantor or any other Person on account of any indebtedness and liabilities owing by the Company or any Guarantor to the Trustee or the Holders, in such manner as the Trustee or the Holders deems best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral, if any, or proceeds thereof, to all or any of the Indenture Obligations, or the manner of sale of any such collateral;

(j)         the release or discharge of the Company or any Guarantor of the Securities or of any Person liable directly as surety or otherwise by operation of law or otherwise for the Securities, other than an express release in writing given by the Trustee, on behalf of the Holders, of the liability and obligations of any Guarantor hereunder;

(k)        any change in the name, business, capital structure or governing instrument of the Company or any Guarantor or any refinancing or restructuring of any of the Indenture Obligations;

(l)         the sale of the Company’s or any Guarantor’s business or any part thereof;

(m)       subject to Section 1414, any merger or consolidation, arrangement or reorganization of the Company, any Guarantor, any Person resulting from the merger or consolidation of the Company or any Guarantor with any other Person or any other successor to such Person or merged or consolidated Person or any other change in the corporate existence, structure or ownership of the Company or any Guarantor;

(n)        the insolvency, bankruptcy, liquidation, winding-up, dissolution, receivership or distribution of the assets of the Company or its assets or any resulting discharge of any obligations of the Company (whether voluntary or involuntary) or of any Guarantor or the loss of corporate existence;

(o)        subject to Section 1414, any arrangement or plan of reorganization affecting the Company or any Guarantor;

(p)        any other circumstance (including any statute of limitations) that might otherwise constitute a defense available to, or discharge of, the Company or any Guarantor; or

(q)        any modification, compromise, settlement or release by the Trustee, or by operation of law or otherwise, of the Indenture Obligations or the liability of the Company or any other obligor under the Securities, in whole or in part, and any refusal of payment by the Trustee, in whole or in part, from any other obligor or other guarantor in connection with any of the Indenture Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, each of the Guarantors.

Section 1404.  Right to Demand Full Performance.

In the event of any demand for payment or performance by the Trustee from any Guarantor hereunder, the Trustee or the Holders shall have the right to demand its full claim and to receive all dividends or other payments in respect thereof until the Indenture Obligations have been paid in full, and the Guarantors shall continue to be jointly and severally liable hereunder for any balance which may be owing to the Trustee or the Holders by the Company under this Indenture and the Securities.  The retention by the Trustee or the Holders of any security, prior to the realization by the Trustee or the Holders of its rights to such security upon foreclosure thereon, shall not, as between the Trustee and any Guarantor, be considered as a purchase of such security, or as payment, satisfaction or reduction of the Indenture Obligations due to the Trustee or the Holders by the Company or any part thereof.

Section 1405.  Waivers.

(a)           Each Guarantor hereby expressly waives (to the extent permitted by law) notice of the acceptance of this Guarantee and notice of the existence, renewal, extension or the non-performance, non-payment, or non-observance on the part of the Company of any of the terms, covenants, conditions and provisions of this Indenture or the Securities or any other notice whatsoever to or upon the Company or such Guarantor with respect to the Indenture Obligations.  Each Guarantor hereby acknowledges communication to it of the terms of this Indenture and the Securities and all of the provisions therein contained and consents to and approves the same.  Each Guarantor hereby expressly waives (to the extent permitted by law) diligence, presentment, protest and demand for payment.

(b)           Without prejudice to any of the rights or recourses which the Trustee or the Holders may have against the Company, each Guarantor hereby expressly waives (to the extent permitted by law) any right to require the Trustee or the Holders to:

(i)                           initiate or exhaust any rights, remedies or recourse against the Company, any Guarantor or any other Person;

(ii)                        value, realize upon, or dispose of any security of the Company or any other Person held by the Trustee or the Holders; or

(iii)                     initiate or exhaust any other remedy which the Trustee or the Holders may have in law or equity;

before requiring or becoming entitled to demand payment from such Guarantor under this Guarantee.

(c)           With respect to this Section 1405, to the extent applicable to any Guarantor, each Guarantor expressly waives application of Sections 26-7 through 26-9 of the North Carolina General Statutes.

Section 1406.  The Guarantors Remain Obligated in Event the Company Is No Longer Obligated to Discharge Indenture Obligations.

It is the express intention of the Trustee and the Guarantors that if for any reason the Company has no legal existence, is or becomes under no legal obligation to discharge the Indenture Obligations owing to the Trustee or the Holders by the Company or if any of the Indenture Obligations owing by the Company to the Trustee or the Holders becomes irrecoverable from the Company by operation of law or for any reason whatsoever, this Guarantee and the covenants, agreements and obligations of the

Guarantors contained in this Article Fourteen shall nevertheless be binding upon the Guarantors, as principal debtor, until such time as all such Indenture Obligations have been paid in full to the Trustee and all Indenture Obligations owing to the Trustee or the Holders by the Company have been discharged, or such earlier time as Section 402 shall apply to the Securities and the Guarantors shall be responsible for the payment thereof to the Trustee or the Holders upon demand.

Section 1407.  Fraudulent Conveyance; Contribution ;  Subrogation.

(a)           Each Guarantor that is a Subsidiary of the Company, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law.  To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor as of the date hereof, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

(b)           Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor, if any, in a pro rata amount based on the net assets of each Guarantor, determined in accordance with GAAP.

(c)           Each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under federal bankruptcy law) or otherwise by reason of any payment by it pursuant to the provisions of this Article Fourteen.

Section 1408.  Guarantee Is in Addition to Other Security.

This Guarantee shall be in addition to and not in substitution for any other guarantees or other security which the Trustee may now or hereafter hold in respect of the Indenture Obligations owing to the Trustee or the Holders by the Company and (except as may be required by law) the Trustee shall be under no obligation to marshal in favor of each of the Guarantors any other guarantees or other security or any moneys or other assets which the Trustee may be entitled to receive or upon which the Trustee or the Holders may have a claim.

Section 1409.  Release of Security Interests.

Without limiting the generality of the foregoing and except as otherwise provided in this Indenture, each Guarantor hereby consents and agrees, to the fullest extent permitted by applicable law, that the rights of the Trustee hereunder, and the liability of the Guarantors hereunder, shall not be affected by any and all releases for any purpose of any collateral, if any, from the Liens and security interests created by any collateral document and that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture Obligations is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

Section 1410.  No Bar to Further Actions.

Except as provided by law, no action or proceeding brought or instituted under Article Fourteen and this Guarantee and no recovery or judgment in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under Article Fourteen and this Guarantee by reason of any further default or defaults under Article Fourteen and this Guarantee or in the payment of any of the Indenture Obligations owing by the Company.

Section 1411.  Failure to Exercise Rights Shall Not Operate as a Waiver; No Suspension of Remedies.

(a)           No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article Fourteen and this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies.  The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.

(b)           Nothing contained in this Article Fourteen shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Securities pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law.

Section 1412.  Trustee’s Duties; Notice to Trustee.

(a)           Any provision in this Article Fourteen or elsewhere in this Indenture allowing the Trustee to request any information or to take any action authorized by, or on behalf of any Guarantor, shall be permissive and shall not be obligatory on the Trustee except as the Holders may direct in accordance with the provisions of this Indenture or where the failure of the Trustee to request any such information or to take any such action arises from the Trustee’s negligence, bad faith or willful misconduct.

(b)           The Trustee shall not be required to inquire into the existence, powers or capacities of the Company, any Guarantor or the officers, directors or agents acting or purporting to act on their respective behalf.

Section 1413.  Successors and Assigns.

All terms, agreements and conditions of this Article Fourteen shall extend to and be binding upon each Guarantor and its successors and permitted assigns and shall enure to the benefit of and may be enforced by the Trustee and its successors and assigns; provided, however, that the Guarantors may not assign any of their rights or obligations hereunder other than in accordance with Article Eight.

Section 1414.  Release of Guarantee.

Concurrently with the payment in full of all of the Indenture Obligations, the Guarantors shall be released from and relieved of their obligations under this Article Fourteen.  Upon the delivery by the Company to the Trustee of an Officer’s Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to the release of this Guarantee was made by the Company in accordance with the provisions of this Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantors from their obligations under this Guarantee.  If any of the Indenture Obligations are revived and reinstated after the termination of this Guarantee, then all of the obligations of the Guarantors under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the Indenture Obligations are paid in full, and each Guarantor shall enter into an amendment to this Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

This Guarantee shall terminate with respect to each Guarantor and shall be automatically and unconditionally released and discharged as provided in Section 1014(c).

Section 1415.  Execution of Guarantee.

To evidence the Guarantee, each Guarantor hereby agrees to execute the guarantee substantially in the form set forth in Section 206, to be endorsed on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed (1) on behalf of each corporate Guarantor by its Chairman of the Board, its

 President, or one of its Vice Presidents and attested by its Secretary or one of its Assistant Secretaries, (2) on behalf of each Guarantor that is a partnership, by one or more of its general partners and (3) by each Guarantor that is a limited liability company, by one or more of its managers or by its sole member.  The signature of any of these officers, partners, managers, or members on the Securities may be manual or facsimile.

Section 1416.  Guarantee  Subordinate to Guarantor Senior Indebtedness.

Each Guarantor covenants and agrees, and each Holder of a Guarantee, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Guarantees is hereby made subordinate and subject in right of payment as provided in this Article to the prior payment in full in cash or Cash Equivalents or in any other form as acceptable to the holders of Guarantor Senior Indebtedness of all Guarantor Senior Indebtedness; provided, however, that the Indebtedness represented by this Guarantee in all respects shall rank equally with, or prior to, all existing and future Indebtedness of such Guarantor that is expressly subordinated to such Guarantor’s Guarantor Senior Indebtedness.

This Article Fourteen shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold Guarantor Senior Indebtedness; and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

With respect to the relative rights of Holders and holders of Senior Indebtedness and Guarantor Senior Indebtedness and for the purpose of Section 1407(a), each Holder of a Security by his acceptance thereof acknowledges that all Senior Indebtedness and any guarantee by a Guarantor of such Senior Indebtedness shall be deemed to have been incurred prior to the incurrence by such Guarantor of its liability under its Guarantee.

Section 1417.  Payment Over of Proceeds Upon Dissolution of the Guarantor, etc.

In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Guarantor or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of any Guarantor, then and in any such event:

(1)           the holders of Guarantor Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents or in any other form as acceptable to the holders of Guarantor Senior Indebtedness of all amounts due on or in respect of all Guarantor Senior Indebtedness, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character (excluding Permitted Guarantor Junior Securities) on account of the Guarantee of such Guarantor; and

(2)           any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities (excluding Permitted Guarantor Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or  otherwise, directly to the holders of Guarantor Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Guarantor Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Guarantor Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or Cash Equivalents or in any other form as acceptable to the holders of Guarantor Senior Indebtedness of all Guarantor Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness; and

(3)           in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, in respect of the Guarantee of such Guarantor before all Guarantor Senior Indebtedness is paid in full, then and in such event such payment or distribution (excluding Permitted Guarantor Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of such Guarantor for application to the payment of all Guarantor Senior Indebtedness remaining unpaid, to the extent necessary to pay all Guarantor Senior Indebtedness in full in cash or Cash Equivalents or in any other form as acceptable to the holders of Guarantor Senior Indebtedness after giving effect to any concurrent payment or distribution to or for the holders of Guarantor Senior Indebtedness.

The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another Person or the liquidation or dissolution of any Guarantor following the sale, assignment, conveyance, transfer, lease or other disposal of all or substantially all of such Guarantor’s properties or assets to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of such Guarantor for the purposes of this Section if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by sale, assignment, conveyance, transfer, lease or other disposal of all or substantially all of such Guarantor’s properties and assets, as the case may be, shall, as a part of such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal comply with the conditions set forth in Article Eight.

Section 1418.  Default on Guarantor Senior Indebtedness.

(a)           Upon the maturity of any Guarantor Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof and interest thereon and other amounts due in connection therewith shall first be paid in full or such payment duly provided for before any payment is made by any of the Guarantors or any Person acting on behalf of any of the Guarantors in respect of the Guarantee of such Guarantor.

(b)           No payment (excluding payments in the form of Permitted Guarantor Junior Securities) shall be made by any Guarantor in respect of its Guarantee during the period in which Section 1417 shall be applicable, during any suspension of payments in effect under Section 1203(a) of this Indenture or during any Payment Blockage Period in effect under Section 1203(b) of this Indenture.

(c)           In the event that, notwithstanding the foregoing, any Guarantor shall make any payment to the Trustee or the Holder of its Guarantee prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to the representatives of Guarantor Senior Indebtedness or as a court of competent jurisdiction shall direct.

Section 1419.  Payment Permitted by Each of the Guarantors if No Default.

Nothing contained in this Article, elsewhere in this Indenture or in any of the Securities shall prevent any Guarantor, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of such Guarantor referred to in Section 1417 or under the conditions described in Section 1418, from making payments at any time of principal of, premium, if any, or interest on the Securities.

Section 1420.  Subrogation to Rights of Holders of Guarantor Senior Indebtedness.

Subject to the payment in full of all Guarantor Senior Indebtedness in cash or Cash Equivalents or in any other form acceptable to the holders of Guarantor Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Guarantor Senior Indebtedness until the principal of, premium, if any, and interest on the Securities shall be paid in full.  For purposes of such subrogation, no payments or distributions to the holders of Guarantor Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Guarantor Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among any Guarantor, its creditors other than holders of Guarantor Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by such Guarantor to or on account of the Guarantor Senior Indebtedness.

Section 1421.  Provisions Solely to Define Relative Rights.

The provisions of Sections 1416 through 1429 of this Indenture are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Guarantor Senior Indebtedness on the other hand.  Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among any Guarantor, its creditors other than holders of Guarantor Senior Indebtedness and the Holders of the Securities, the obligation of such Guarantor, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against each of the Guarantors of the Holders of the Securities and creditors of each of the Guarantors other than the holders of Guarantor Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Guarantor Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Guarantors referred to in Section 1417, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 1418, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 1418(c).

Section 1422.  Trustee to Effectuate Subordination.

Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of any Guarantor owing to such Holder in the form required in such proceedings and the causing of such claim to be approved.

Section 1423.  No Waiver of Subordination Provisions.

(a)           No right of any present or future holder of any Guarantor Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act by any such holder, or by any non-compliance by any Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

(b)           Without limiting the generality of Subsection (a) of this Section and notwithstanding any other provision contained herein, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Guarantor Senior Indebtedness, do any one or more of the following:  (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Guarantor Senior Indebtedness; and (4) exercise or refrain from exercising any rights against any of the Guarantors and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities in accordance with the provisions set forth in Article 5 or to pursue any rights or remedies under this Indenture or under applicable laws if the taking of such action does not otherwise violate the terms of this Article.

Section 1424.  Notice to Trustee by Each of the Guarantors.

(a)           Each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Guarantee.  Notwithstanding the provisions of this Article or any provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from any Guarantor or a holder of Guarantor Senior Indebtedness or any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist;

provided, however, that if the Trustee shall not have received the notice provided for in this Section prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security or any other Indenture Obligations), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Guarantor Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it after such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers’ Certificate to such effect.

(b)           The Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and each Guarantor by a Person representing himself to be a representative of one or more holders of Designated Guarantor Senior Indebtedness (a “Guarantor Senior Representative”) or a holder of Guarantor Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a Guarantor Senior Representative or a holder of Guarantor Senior Indebtedness (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such notice to the Company shall not affect in any way the ability of the Trustee to rely on such notice.  In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 1425.  Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of any Guarantor referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Indebtedness and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article.

Section 1426.  Rights of Trustee as a Holder of Guarantor Senior Indebtedness; Preservation of Trustee’s Rights.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Guarantor Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.  Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 606.

Section 1427.  Article Applicable to Paying Agents.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under this Indenture, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1426 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 1428.  No Suspension of Remedies.

Nothing contained in this Article shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to the provisions described under Article Five and as set forth in this Indenture or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article of the holders, from time to time, of Guarantor Senior Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

Section 1429.  Trustee’s Relation to Guarantor Senior Indebtedness.

With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Article against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness and the Trustee shall not be liable to any holder of

Guarantor Senior Indebtedness if it shall mistakenly in the absence of gross negligence or willful misconduct pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Guarantor Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates a Security on which a Guarantee is endorsed, such Guarantee shall be valid nevertheless.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

SINCLAIR BROADCAST GROUP, INC., as
Issuer

By:
Name:	David D. Smith
Title:	President and CEO

Attest:
	Name:	J. Duncan Smith
	Title:	Secretary

GUARANTORS:

CHESAPEAKE TELEVISION, INC.
KSMO, INC.
WCGV, INC.
SINCLAIR ACQUISITION IV, INC.
WLFL, INC.
SINCLAIR MEDIA I, INC.
WSMH, INC.
SINCLAIR MEDIA II, INC.
WSTR LICENSEE, INC.
WGME, INC.
SINCLAIR MEDIA III, INC.
WTTE, CHANNEL 28 LICENSEE, INC.
WTTO, INC.
WTVZ, INC.
WYZZ, INC.
KOCB, INC.
FSF-TV, INC.
KSMO LICENSEE, INC.
WDKY, INC.
WYZZ LICENSEE, INC.
KLGT, INC.
SINCLAIR ACQUISITION II, INC.
SINCLAIR COMMUNICATIONS, INC.
WSYX LICENSEE, INC.
WGGB, INC.

WTWC, INC.
SINCLAIR COMMUNICATIONS II, INC.
SINCLAIR HOLDINGS I, INC.
SINCLAIR HOLDINGS II, INC.
SINCLAIR HOLDINGS III, INC.
SINCLAIR TELEVISION COMPANY, INC.
SINCLAIR TELEVISION OF BUFFALO, INC.
SINCLAIR TELEVISION OF CHARLESTON, INC.
SINCLAIR TELEVISION OF NASHVILLE, INC.
SINCLAIR TELEVISION OF NEVADA, INC.
SINCLAIR TELEVISION OF OKLAHOMA, INC.
SINCLAIR TELEVISION OF TENNESSEE, INC.
SINCLAIR TELEVISION LICENSE HOLDER, INC.
SINCLAIR TELEVISION OF DAYTON, INC.
SINCLAIR ACQUISITION VII, INC.
SINCLAIR ACQUISITION VIII, INC.
SINCLAIR ACQUISITION IX, INC.
SINCLAIR ACQUISITION X, INC.
SINCLAIR ACQUISITION XI, INC.
SINCLAIR ACQUISITION XII, INC.
MONTECITO BROADCASTING CORPORATION
CHANNEL 33, INC.
WNYO, INC.
NEW YORK TELEVISION, INC.

By:
			Name:	David D. Smith
			Title:	President (as to all)

Attest:
	Name:	David B. Amy
	Title:	Secretary (as to all)

SINCLAIR PROPERTIES, LLC
SINCLAIR PROPERTIES II, LLC

By:
				Name:	David D. Smith
				Title:	Manager (as to both)

Attest:
	Name:	David B. Amy
	Title:	Manager (as to both)

KBSI LICENSEE L.P.
KETK LICENSEE L.P.
WMMP LICENSEE L.P.
WSYT LICENSEE L.P.

			By:	Sinclair Properties, LLC
General Partner

By:
				Name:	David D. Smith
				Title:	Manager

Attest:
	Name:	David B. Amy
	Title:	Manager

WEMT LICENSEE L.P.
WKEF LICENSEE L.P.

			By:		Sinclair Properties II, LLC,
General Partner

By:
				Name:	David D. Smith
				Title:	Manager

Attest:
	Name:	David B. Amy
	Title:	Manager

WGME LICENSEE LLC

By: WGME, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

WICD LICENSEE, LLC
WICS LICENSEE, LLC
KGAN LICENSEE, LLC

By: Sinclair Acquisition IV, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

WSMH LICENSEE, LLC

By: WSMH, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

WPMG LICENSEE, LLC
KDNL LICENSEE, LLC
WCWB LICENSEE,LLC

By: Sinclair Media I, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

WTVZ LICENSEE, LLC

By: WTVZ, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

CHESAPEAKE TELEVISION LICENSEE, LLC
KABB LICENSEE, LLC
SCI-SACRAMENTO LICENSEE,LLC
WLOS LICENSEE, LLC

By: Chesapeake Television, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

KLGT LICENSEE LLC

By: KLGT, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

WCGV LICENSEE, LLC

By: WCGV, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

SCI-INDIANA LICENSEE, LLC
KUPN LICENSEE, LLC
WEAR LICENSEE LLC

By: Sinclair Media II, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

WLFL LICENSEE LLC

By: WLFL, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

WTTO LICENSEE, LLC

By: WTTO, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

WTWC LICENSEE LLC

By: WTWCI, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

WGGB LICENSEE LLC

By: WGGB, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

KOCB LICENSEE, LLC

By: KOCB, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

WDKY LICENSEE LLC

By: WDKY, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

KOKH LICENSEE LLC

By: Sinclair Television of Oklahoma, Inc.,
Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

WUPN LICENSEE, LLC

By: Sinclair Television of Buffalo, Inc.,
Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

WUXP LICENSEE LLC

By: Sinclair Television of Tennessee, Inc.,
Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

WCHS LICENSEE LLC

By: Sinclair Media III, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

SINCLAIR FINANCE, LLC

By: KLGT, Inc., Member

By:
				Name:	David D. Smith
				Title:	President

Attest:
	Name:	David B. Amy
	Title:	Secretary

FIRST UNION NATIONAL BANK, as Trustee

By:
Name:
Title:

STATE OF  _________________ )

                                       )  ss.:

COUNTY OF _______________ )

On the ____ day of December, 2001, before me personally came David D. Smith, to me known, who, being by me duly sworn, did depose and say that he resides at 10706 Beaver Dam Road, Hunt Valley, Maryland 21030; that he is President and Chief Executive Officer of Sinclair Broadcast Group, Inc., which executed the foregoing instrument;  that he holds the positions identified on Annex I hereto with respect to each of the guarantors identified on Annex I hereto, each of which has executed the foregoing instrument;  and that he signed his name thereto pursuant to authority of the Boards of Directors of Sinclair Broadcast Group, Inc. and such guarantors that are corporations, the Boards of Directors of the general partner of such guarantors that are limited partnerships, and the members or managers of such guarantors that are limited liability companies.

(NOTARIAL
SEAL)

ANNEX I

Guarantor	Position of David Smith
Chesapeake Television, Inc.	President
KSMO, Inc.	President
WCGV, Inc.	President
Sinclair Acquisition IV, Inc.	President
WLFL, Inc.	President
Sinclair Media I, Inc.	President
WSMH, Inc.	President
Sinclair Media II, Inc.	President
WSTR Licensee, Inc.	President
WGME, Inc.	President
Sinclair Media III, Inc.	President
WTTE, Channel 28 Licensee, Inc.	President
WTTO, Inc.	President
WTVZ, Inc.	President
WYZZ, Inc.	President
KOCB, Inc.	President
FSF-TV, Inc.	President
KSMO Licensee, Inc.	President
WDKY, Inc.	President
WYZZ Licensee, Inc.	President
KLGT, Inc.	President
Sinclair Acquisition II, Inc.	President
Sinclair Communications, Inc.	President
WSYX Licensee, Inc.	President
WGGB, Inc.	President
WTWC, Inc.	President
Sinclair Communications II, Inc.	President
Sinclair Holdings I, Inc.	President
Sinclair Holdings II, Inc.	President
Sinclair Holdings III, Inc.	President
Sinclair Television Company, Inc.	President
Sinclair Television of Buffalo, Inc.	President
Sinclair Television of Charleston, Inc.	President

Sinclair Television of Nashville, Inc.	President
Sinclair Television of Nevada, Inc.	President
Sinclair Television of Oklahoma, Inc.	President
Sinclair Television of Tennessee, Inc.	President
Sinclair Television License Holder, Inc.	President
Sinclair Television of Dayton, Inc.	President
Sinclair Acquisition VII, Inc.	President
Sinclair Acquisition VIII, Inc.	President
Sinclair Acquisition IX, Inc.	President
Sinclair Acquisition X, Inc.	President
Sinclair Acquisition XI, Inc.	President
Sinclair Acquisition XII, Inc.	President
Montecito Broadcasting Corporation, Channel 33, Inc..	President
WNYO, Inc.	President
New York Television, Inc.	President
Sinclair Properties, LLC	Manager
Sinclair Properties II, LLC	Manager
KBSI Licensee L.P.	Manager of Sinclair Properties, LLC, the General Partner of KBSI Licensee L.P.
KETK Licensee L.P.	Manager of Sinclair Properties, LLC, the General Partner of KETK Licensee L.P.
WMMP Licensee L.P.	Manager of Sinclair Properties, LLC, the General Partner of WMMP Licensee L.P.
WSYT Licensee L.P.	Manager of Sinclair Properties, LLC, the General Partner of WSYT Licensee L.P.
WEMT Licensee L.P.	Manager of Sinclair Properties II, LLC, the General Partner of WEMT Licensee L.P.
WKEF Licensee L.P.	Manager of Sinclair Properties II, LLC, the General Partner of WKEF Licensee L.P.

WGME Licensee, LLC	President of WGME, Inc., the Sole Member of WGME Licensee, LLC
WICD Licensee, LLC	President of Sinclair Acquisition IV, Inc., the Sole Member of WICD Licensee, LLC
WICS Licensee, LLC	President of Sinclair Acquisition IV, Inc., the Sole Member of WICD Licensee, LLC
KGAN Licensee, LLC	President of Sinclair Acquisition IV, Inc., the Sole Member of WICD Licensee, LLC
WSMH Licensee, LLC	President of WSMH, Inc., the Sole Member of WSMH Licensee, LLC
WPGH Licensee, LLC	President of Sinclair Media I, Inc., the Sole Member of WPGH Licensee, LLC
KDNL Licensee, LLC	President of Sinclair Media I, Inc., the Sole Member of WPGH Licensee, LLC
WCWB Licensee, LLC	President of Sinclair Media I, Inc., the Sole Member of WPGH Licensee, LLC
WTVZ Licensee, LLC	President of WTVZ, Inc., the Sole Member of WTVZ Licensee, LLC
Chesapeake Television Licensee, LLC	President of Chesapeake Television, Inc., the Sole Member of Chesapeake Television Licensee, LLC
KABB Licensee, LLC	President of Chesapeake Television, Inc., the Sole Member of Chesapeake Television Licensee, LLC
SCI – Sacramento Licensee, LLC	President of Chesapeake Television, Inc., the Sole Member of Chesapeake Television Licensee, LLC
WLOS Licensee, LLC	President of Chesapeake Television, Inc., the Sole Member of Chesapeake Television Licensee, LLC
KLGT Licensee, LLC	President of KLGT, Inc., the Sole Member of KLGT Licensee, LLC
WCGV Licensee, LLC	President of WCGV, Inc., the Sole Member of WCGV Licensee, LLC
SCI – Indiana Licensee, LLC	President of Sinclair Media II, Inc., the Sole Member of SCI – Indiana Licensee, LLC

KUPN Licensee, LLC	President of Sinclair Media II, Inc., the Sole Member of SCI – Indiana Licensee, LLC
WEAR Licensee, LLC	President of Sinclair Media II, Inc., the Sole Member of SCI – Indiana Licensee, LLC
WLFL Licensee, LLC	President of WLFL, Inc., the Sole Member of WLFL Licensee, LLC
WTTO Licensee, LLC	President of WTTO, Inc., the Sole Member of WTTO Licensee, LLC
WTWC Licensee, LLC	President of WTWC, Inc., the Sole Member of WTWC Licensee, LLC
WGGB Licensee, LLC	President of WGGB, Inc., the Sole Member of WGGB Licensee, LLC
KOCB Licensee, LLC	President of KOCB, Inc., the Sole Member of KOCB Licensee, LLC
WDKY Licensee, LLC	President of WDKY, Inc., the Sole Member of WDKY Licensee, LLC
KOKH Licensee, LLC	President of Sinclair Television of Oklahoma, Inc., the Sole Member of KOKH Licensee, LLC
WUPN Licensee, LLC	President of Sinclair Television of Buffalo, Inc., the Sole Member of WUPN Licensee, LLC
WUXP Licensee, LLC	President of Sinclair Television of Tennessee, Inc., the Sole Member of WUXP Licensee, LLC
WCHS Licensee, LLC	President of Sinclair Media III, Inc., the Sole Member of WCHS Licensee, LLC
Sinclair Finance, LLC	President of KLGT, Inc., the Sole Member of Sinclair Finance, LLC

STATE OF _________________ )

                                                       )  ss.:

COUNTY OF _______________ )

On the ____  day of December, 2001, before me personally came ________ , to me known, who, being by me duly sworn, did depose and say that he resides at _____________ ; that he is an authorized officer of First Union National Bank, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that he signed his name thereto pursuant to like authority.

(NOTARIAL
SEAL)

ANNEX A

GUARANTORS

Chesapeake Television, Inc., a Maryland corporation,

KSMO, Inc., a Maryland corporation,

WCGV, Inc., a Maryland corporation,

Sinclair Acquisition IV, Inc., a Maryland corporation,

WLFL, Inc., a Maryland corporation,

Sinclair Media I, Inc., a Maryland corporation,

WSMH, Inc., a Maryland corporation,

Sinclair Media II, Inc., a Maryland corporation,

WSTR Licensee, Inc., a Maryland corporation,

WGME, Inc., a Maryland corporation,

Sinclair Media III, Inc., a Maryland corporation,

WTTE, Channel 28 Licensee, Inc., a Maryland corporation,

WTTO, Inc., a Maryland corporation,

WTVZ, Inc., a Maryland corporation,

WYZZ, Inc., a Maryland corporation,

KOCB, Inc., an Oklahoma corporation,

FSF-TV, Inc., a North Carolina corporation,

KSMO Licensee, Inc., a Delaware corporation,

WDKY, Inc., a Delaware corporation,

WYZZ Licensee, Inc., a Delaware corporation,

KLGT, Inc., a Minnesota corporation,

Sinclair Acquisition II, Inc., a Delaware corporation,

Sinclair Communications, Inc., a Maryland corporation,

WSYX Licensee, Inc., a Maryland corporation,

WGGB, Inc., a Maryland corporation,

WTWC, Inc., a Maryland corporation,

Sinclair Communications II, Inc., a Delaware corporation,

Sinclair Holdings I, Inc., a Virginia corporation,

Sinclair Holdings II, Inc., a Virginia corporation,

Sinclair Holdings III, Inc., a Virginia corporation,

Sinclair Television Company, Inc., a Delaware corporation,

Sinclair Television of Buffalo, Inc., a Delaware corporation,

Sinclair Television of Charleston, Inc., a Delaware corporation,

Sinclair Television of Nashville, Inc., a Tennessee corporation,

Sinclair Television of Nevada, Inc., a Nevada corporation,

Sinclair Television of Oklahoma, Inc., a Delaware corporation,

Sinclair Television of Tennessee, Inc., a Delaware corporation,

Sinclair Television License Holder, Inc., a Nevada corporation,

Sinclair Television of Dayton, Inc., a Delaware corporation,

Sinclair Acquisition VII, Inc., a Maryland corporation,

Sinclair Acquisition VIII, Inc., a Maryland corporation,

Sinclair Acquisition IX, Inc., a Maryland corporation,

Sinclair Acquisition X, Inc., a Maryland corporation,

Sinclair Acquisition XI, Inc., a Maryland corporation,

Sinclair Acquisition XII, Inc., a Delaware corporation,

Montecito Broadcasting Corporation, a Delaware corporation,

Channel 33, Inc., a Nevada corporation,

WNYO, Inc., a Delaware corporation,

New York Television, Inc., a Maryland corporation,

Sinclair Properties, LLC, a Virginia limited liability company,

Sinclair Properties II, LLC, a Virginia limited liability company,

KBSI Licensee L.P., a Virginia limited partnership,

KETK Licensee L.P., a Virginia limited partnership,

WMMP Licensee L.P., a Virginia limited partnership,

WSYT Licensee L.P., a Virginia limited partnership,

WEMT Licensee L.P., a Virginia limited partnership,

WKEF Licensee L.P., a Virginia limited partnership,

WGME Licensee, LLC, a Maryland limited liability company,

WICD Licensee, LLC, a Maryland limited liability company,

WICS Licensee, LLC, a Maryland limited liability company,

KGAN Licensee, LLC, a Maryland limited liability company,

WSMH Licensee, LLC, a Maryland limited liability company,

WPGH Licensee, LLC, a Maryland limited liability company,

KDNL Licensee, LLC, a Maryland limited liability company,

WCWB Licensee, LLC, a Maryland limited liability company,

WTVZ Licensee, LLC, a Maryland limited liability company,

Chesapeake Television Licensee, LLC, a Maryland limited liability company,

KABB Licensee, LLC, a Maryland limited liability company,

SCI-Sacramento Licensee, LLC, a Maryland limited liability company,

WLOS Licensee, LLC, a Maryland limited liability company,

KLGT Licensee, LLC, a Maryland limited liability company,

WCGV Licensee, LLC, a Maryland limited liability company,

SCI-Indiana Licensee, LLC, a Maryland limited liability company,

KUPN Licensee, LLC, a Maryland limited liability company,

WEAR Licensee, LLC, a Maryland limited liability company,

WLFL Licensee, LLC, a Maryland limited liability company,

WTTO Licensee, LLC, a Maryland limited liability company,

WTWC Licensee, LLC, a Maryland limited liability company,

WGGB Licensee, LLC, a Maryland limited liability company,

KOCB Licensee, LLC, a Maryland limited liability company,

WDKY Licensee, LLC, a Maryland limited liability company,

KOKH Licensee, LLC, a Maryland limited liability company,

WUPN Licensee, LLC, a Maryland limited liability company,

WUXP Licensee, LLC, a Maryland limited liability company,

WCHS Licensee, LLC, a Maryland limited liability company,

Sinclair Finance, LLC, a Minnesota limited liability company.

SCHEDULE I

EXISTING INDEBTEDNESS OF SINCLAIR BROADCAST GROUP, INC.
AND ITS RESTRICTED SUBSIDIARIES

1.                                       Term Note, dated September 30, 1990, between Sinclair Broadcast Group, Inc. (as borrower) and Julian S. Smith (as lender).

2.                                       Term Note, dated September 30, 1990, between Sinclair Broadcast Group, Inc. (as borrower) and Carolyn C. Smith (as lender).

3.                                       Lease Agreement, dated January 1, 1991, between Chesapeake Television, Inc. (as lessee) and Keyser Investment Group, Inc. (as lessor), for space located at 2000-2008 W. 41st Street, Baltimore, MD.

4.                                       Lease Agreement, dated April 2, 1987, between Chesapeake Television, Inc. (as lessee) and Cunningham Communications, Inc. (as lessor), for space located on the primary Baltimore broadcasting tower at 3900 Hooper Avenue, Baltimore, MD.

5.                                       Lease Agreement, dated March 16, 1988, between Chesapeake Television, Inc. (as lessee) and Cunningham Communications, Inc. (as lessor), for space located on the back-up Baltimore broadcasting tower at 1200 N. Rolling Road, Baltimore, MD.

6.                                       Lease Agreement, dated September 23, 1993, between WPGH, Inc. (as lessee) and Gerstell Development Limited Partnership (as lessor), for tower and building space located at 750 Ivory Avenue, Pittsburgh, PA.

7.                                       Indenture, dated as of July 2, 1997, as amended, among Sinclair Broadcast Group, Inc. (as borrower), the Guarantors named therein (as guarantors) and First Union National Bank (as trustee).

8.                                       Indenture, dated as of December 17, 1997, between Sinclair Broadcast Group, Inc. and First Union National Bank, and the First Supplemental Indenture, dated as of December 17, 1997, among Sinclair Broadcast Group, Inc. (as borrower), the Guarantors named therein (as guarantors) and First Union National Bank (as trustee).

9.                                       Credit Agreement, dated as of May 28, 1998, as amended by Amendment No. 1 dated as of December 21, 1999 and Amendment No. 2 dated as of July 21, 2000, and as amended and restated pursuant to an Amendment and Restatement dated as of May 9, 2001, as amended by Amendment No. 1 as of October 30, 2001, between Sinclair Broadcast Group, Inc. (as borrower), various subsidiaries of

Sinclair Broadcast Group, Inc. party thereto (as guarantors), various lenders (as lenders) and The Chase Manhattan Bank (as agent).  (As of December 10, 2001, $318 million is outstanding under the $600 million revolving credit facility and $500 million is outstanding under the term loan facility).

10.                                 Lease Agreement, dated November 14, 2000, between Sinclair Broadcast Group, Inc. (as lessee) and General Electric Capital Corporations (as lessor), for six AS 400 computers and related equipment/software.

11.                                 Lease Agreement, dated November 19, 1999, between Sinclair Broadcast Group, Inc. (as lessee) and PBP-3, LP (as lessor) for building space located at Hollow Rd, Upper Providence Township, PA.  This property has a second Lease Agreement, dated October 20, 2000, where it is subleased between Acrodyne Industries, Inc. (as lessee) and Sinclair Broadcast Group, (as lessor).

12.                                 Lease Agreement, dated August 12, 1999, between KMWB, Inc. (as lessee) and Telefarm, Inc. (as lessor) for tower and land space located at 960 County Rd F W, Shoreview, Minnesota.

13.                                 Master Lease Agreement, dated December 1, 2000, between Sinclair Communications, Inc. (as lessee) and American Tower L.P. (as lessor) for tower space.

14.                                 Time Brokerage Agreement, dated August 3, 1995, has been amended, dated June 30, 1997, to be between Chesapeake Television (as programmer) and Glencairn (as licensee) for the television station KRRT (TV) located in Kerrville, TX.

15.                                 Time Brokerage Agreement, dated May 31, 1996, has been amended, dated July 17, 1997, to be between Chesapeake Television (as programmer) and Glencairn (as licensee) for the television station WFBC located in Anderson, SC.

16.                                 Time Brokerage Agreement, dated January 5, 1999, between Sinclair Broadcast Group, Inc. (as programmer) and Bay Television (as licensee) for television station WTTA located in Tampa, FL.

17.                                 Time Brokerage Agreement, dated February 3, 1998, has an addendum, dated August 21, 1998, to be between Sinclair Media II (as programmer) and Glencairn (a licensee) for the television station WTTE located in Columbus, OH.

18.                                 Lease Agreement, dated May 25, 2000, between Sinclair Broadcast Group, Inc. (as lessee) and Beaver Dam Limited Liability Company (as lessor) for building space located at 10706 Beaver Dam Rd, Cockeysville, MD.

19.                                 Lease Agreement, dated December 18, 1998, between Sinclair Communications, Inc. (as lessee) and Beaver Dam Limited Liability Company (as lessor) for building space located at 10706 Beaver Dam Rd, Cockeysville, MD.

20.                                 Real Estate Loan Note, dated October 10, 1997, between Chesapeake Television, Inc. (as maker) and Joy B. Moul (as payee) for land space for a tower site located at 12480 Adkins-Elmendorf Rd, San Antonio, TX.

SCHEDULE II

EXISTING LIENS

Liens relating to the below identified debt instruments:

1.                                 Bank Credit Agreement, including any Hedge Agreement relating thereto.

2.                                 Term Note dated September 30, 1990, between Sinclair Broadcast Group, Inc. (as borrower) and Julian S. Smith (as lender).

3.                                 Term Note dated September 30, 1990, between Sinclair Broadcast Group, Inc. (as borrower) and Carolyn C. Smith (as lender).

SCHEDULE III

EXISTING ENCUMBRANCES AND RESTRICTIONS

Notes

1.             Encumbrances and restrictions under the Bank Credit Agreement and Founders’ Notes.

2.             Indenture, dated as of August 28, 1995, as amended, among Sinclair Broadcast Group, Inc. (as borrower), the Guarantors named therein, (as guarantors), and United States Trust Company of New York (as trustee).

3.             Indenture, dated as of July 2, 1997, as amended, among Sinclair Broadcast Group, Inc. (as borrower), the Guarantors named therein, (as guarantors), and First Union National Bank (as trustee).

4.             Indenture, dated as of December 17, 1997, between Sinclair Broadcast Group, Inc. (as borrower) and First Union National Bank (as trustee), and the First Supplemental Indenture, dated as of December 17, 1997 as amended, among Sinclair Broadcast Group, Inc. (as borrower), the Guarantors named therein (as guarantors) and First Union National Bank (as trustee)

5.             The restrictions, if any, contained in the terms of the Company’s Series B Convertible Preferred Stock, par value $.01 per share.

6.             The restrictions, if any, contained in the terms of the Company’s Series C Preferred Stock, par value $.01 per share.

7.             The restrictions, if any, contained in the terms of the Company’s Series D Convertible Exchangeable Preferred Stock, par value $.01 per share

EXHIBIT A

REGULATION S CERTIFICATE

(For transfers pursuant to § 307(a)(i) of the Indenture)

First Union National Bank

 ____________________

 ____________________

Re:          8 3/4% Senior Subordinated Notes due 2011 of Sinclair Broadcast

                Group, Inc. (the “Securities”)

Reference is made to the Indenture, dated as of December 10, 2001 (the “Indenture”), among Sinclair Broadcast Group, Inc., a Maryland corporation (the “Company”), the guarantors named therein, and First Union National Bank, as Trustee.  Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to US$ ________ principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No(s). _________________________

CERTIFICATE No(s). __________________

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so.  Such beneficial owner or owners are referred to herein collectively as the “Owner.”  The Specified Securities are represented by a Global Security and are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Regulation S Global Security.  In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an  effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions.  Accordingly, the Owner hereby further certifies as follows:

1

(1)           Rule 904 Transfers.  If the transfer is being effected in accordance with Rule 904:

(A)          the Owner is not a distributor of the Securities, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

(B)           the offer of the Specified Securities was not made to a person in the United States;

(C)           either:

(i)  at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

    (ii)  the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

(D)          no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

(E)           if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and

(F)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(2)           Rule 144 Transfers.  If the transfer is being effected pursuant to Rule 144:

(A)          the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule

2

144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

(B)           the transfer is occurring after a holding period of at least two years has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

3

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated:
(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

4

EXHIBIT B

[Form of Restricted Securities Transfer Certificate]

RESTRICTED SECURITIES TRANSFER CERTIFICATE

(For transfers pursuant to Section 307(a)(ii) of
the Indenture referred to below)

First Union National Bank,

  as Securities Registrar

[                             ]

[                             ]

Re:          ___% Senior Subordinated Notes Due 2011 (the “Securities”)

Reference is made to the Indenture, dated as of December ___ , 2001 (the “Indenture”), among Sinclair Broadcast Group, Inc., a Maryland corporation, the guarantors party thereto and First Union National Bank, as trustee.  Terms used herein and defined in the Indenture, Rule 144A or Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to $ __________ aggregate principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No(s). ________________________________

CERTIFICATE No(s). _________________________

CURRENTLY IN BOOK-ENTRY FORM:   Yes ☐    No ☐ (check one)

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner”.  If the Specified Securities are represented by a Global Security, they are held through a Depositary (except in the name of “The Depository Trust Company”) or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Restricted Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States.  Accordingly, the Owner hereby further certifies as:

(1)           Rule 144A Transfers.  If the transfer is being effected in accordance with Rule 144A:

(A)          the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

(B)           the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

(2)           Rule 144 Transfers.  If the transfer is being effected pursuant to Rule 144:

(A)          the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the date the Specified Securities were acquired from the Company or from an affiliate (as such term is defined in Rule 144) of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of paragraphs (e), (f) and (h) of Rule 144;

(B)           the transfer is occurring after a holding period by the Owner of at least two years has elapsed since the date the Specified Securities were acquired from the Company or from an affiliate (as such term is defined in Rule 144) of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company; or

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:
(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

EXHIBIT C

UNRESTRICTED SECURITIES CERTIFICATE

(For removal of Securities Act Legends pursuant to § 307(b))

First Union National Bank

Re:          8 3/4% Senior Subordinated Notes due 2011 of Sinclair

                Broadcast Group, Inc. (the “Securities”)

Reference is made to the Indenture, dated as of December 10, 2001, among Sinclair Broadcast Group, Inc., a Maryland corporation (the “Company”), the guarantors named therein, and First Union National Bank, as Trustee.  Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to US$ _________ principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No(s).__________________________________

CERTIFICATE No(s).___________________________

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so.  Such beneficial owner or owners are referred to herein collectively as the “Owner”.  If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.  If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be exchanged for Securities bearing no Private Placement Legend pursuant to Section 307(b) of the Indenture.  In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.  The Owner also acknowledges that any future transfers of the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated:
(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned

EXHIBIT D

INTERCOMPANY NOTE

 ______ , 2002

Evidences of all loans or advances (“Loans”) hereunder shall be reflected on the grid attached hereto.  FOR VALUE RECEIVED, ______ , a _____ corporation (the “Maker”), HEREBY PROMISES TO PAY ON DEMAND to the order of ________ (the “Holder”) the principal sum of the aggregate unpaid principal amount of all Loans (plus accrued interest thereon) at any time and from time to time made hereunder to which has not been previously paid.

All capitalized terms used herein that are defined in, or by reference in, the Indenture among Sinclair Broadcast Group, Inc., a Maryland corporation (the “Company”), the guarantors party thereto and First Union National Bank, as trustee, dated as of December 10, 2001 (the “Indenture”), have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined.

ARTICLE I

TERMS OF INTERCOMPANY NOTE

Section 1.01  Note Forgivable.  Unless the Maker of the Loan hereunder is either of the Company or any Guarantor, the Holder may not forgive any amounts owing under this intercompany note.

Section 1.02  Interest; Prepayment.  (a)  The interest rate (“Interest Rate”) on the Loans shall be a rate per annum reflected on the grid attached hereto.

(b)           The interest, if any, payable on each of the Loans shall accrue from the date such Loan is made and, subject to Section 2.01, shall be payable upon demand of the Holder.

(c)           If the principal or accrued interest, if any, of the Loans is not paid on the date demand is made, interest on the unpaid principal and interest will accrue at a rate equal to the Interest Rate, if any, plus 100 basis points per annum from maturity until the principal and interest on such Loans are fully paid.

(d)           Subject to Section 2.01, any amounts hereunder may be prepaid at any time by the Maker.

Section 1.03.  Subordination.  All loans made to either of the Company or any Guarantor shall be subordinated in right of payment to the payment and performance of the obligations of the Company and any Subsidiary under the Indenture, the Securities, the Guarantees or any other Indebtedness ranking senior to or pari passu with the Securities, or any Guarantors, including, without limitation, any Indebtedness incurred under the Bank Credit Agreement; provided that with respect to a Subsidiary in any specific instance, such Subsidiary is also an obligor under the Indenture, the Securities, a Guarantee or such other senior or pari passu Indebtedness, as the case may be, whether as a borrower, guarantor or pledgor of collateral.

ARTICLE II

EVENTS OF DEFAULT

Section 2.01.  Events of Default.  If after the date of issuance of this Loan (i) an Event of Default has occurred under the Indenture, (ii) an “Event of Default” (as defined) has occurred under the Bank Credit Agreement, or any refinancing of the Bank Credit Agreement or (iii) an “event of default” (as defined) on any other Indebtedness of the Company or any Guarantor then (x) in the event of the Maker is not either one of the Company or a Guarantor, all amounts owing under the Loans hereunder shall be immediately due and payable to the Holder, and (y) in the event the Maker is either the Company or, the amounts owing under the Loans hereunder shall not be due and payable, the amounts owing under the Loans hereunder shall not be due and payable; provided, however, that if such Event of Default or event of default has been waived, cured or rescinded, such amounts shall no longer be due and payable in the case of clause (x), and such amounts may be payable in the case of clause (y).  If the Holder is a Subsidiary, then the Holder hereby agrees that if it receives any payments or distributions on any Loan from the Company or a Guarantor which is not payable pursuant to clause (y) of the prior sentence after any Event of Default or event or default described in clauses (i), (ii) or (iii) above has occurred, is continuing and has not been waived, cured or rescinded, it will pay over and deliver forthwith to the Company or such Guarantor, as the case may be, all such payments and distributions.

ARTICLE III

MISCELLANEOUS

Section 3.01  Amendments, Etc.  No amendment or waiver of any provision of this intercompany note, or consent to depart herefrom is permitted at any time for any reason, except with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities.

Section 3.02  Assignment.  No party to this Agreement may assign, in whole or in part, any of its rights and obligations under this intercompany note, except to its legal successor in interest.

Section 3.03  Third Party Beneficiaries.  The holders of the Securities or any other Indebtedness ranking pari passu with or senior to, the Securities or any Guarantees, including without limitation, any Indebtedness incurred under the Bank Credit Agreement, shall be third party beneficiaries to this intercompany note and shall have the right to enforce this intercompany note against the Company or any of their Subsidiaries

.

Section 3.04  Headings.  Article and Section headings in this intercompany note are included for convenience of reference only and shall not constitute a part of this intercompany note for any other purpose.

Section 3.05  Entire Agreement.  This intercompany note sets forth the entire agreement or the parties with respect to its subject matter and supersedes all previous understandings, written or oral, in respect thereof.

Section 3.06  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

Section 3.07  Waivers.  The Maker hereby waives presentment, demand for payment, notice of protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement hereof.

By:

BORROWINGS, MATURITIES, AND PAYMENTS OF PRINCIPAL

Date	Amount of Borrowing/ Principal	Maturity of Borrowing/ Principal	Amount Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made by

SINCLAIR BROADCAST GROUP, INC., as Issuer,

THE GUARANTORS IDENTIFIED ON ANNEX A HERETO, as Guarantors,

and

FIRST UNION NATIONAL BANK, as Trustee

INDENTURE

Dated as of December 10, 2001

$310,000,000

8 3/4% Senior Subordinated Notes due 2011

TABLE OF CONTENTS

PARTIES

RECITALS

ARTICLE ONE	DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101. Definitions .
“Acquired Indebtedness”
“Affiliate”
“Agent Member”
“Applicable Procedures”
“Asset Sale”
“Asset Swap”
“Average Life to Stated Maturity”
“Bank Credit Agreement”
“Bankruptcy Law”
“Board of Directors”
“Board Resolution”
“Business Day”
“Capital Lease Obligation”
“Cash Equivalents”
“Change of Control”
“Clearstream”
“Code”
“Commission”
“Company”
“Company Request” or “Company Order”
“Consolidated Interest Expense”
“Consolidated Net Income (Loss)”
“Consolidated Net Worth”
“Consolidation”
“Corporate Trust Office”
“Cumulative Consolidated Interest Expense”
“Cumulative Operating Cash Flow”
“Debt to Operating Cash Flow Ratio”

i

“Default”
“Depositary”
“Designated Guarantor Senior Indebtedness”
“Designated Senior Indebtedness”
“Disqualified Equity Interests”
“Equity Interest”
“Euroclear”
“Event of Default”
“Exchange Act”
“Exchange Offer”
“Exchange Offer Registration Statement”
“Fair Market Value”
“Film Contract”
“Founders’ Notes”
“Generally Accepted Accounting Principles” or “GAAP”
“Global Security”
“Guarantee”
“Guaranteed Debt”
“Guarantor”
“Guarantor Senior Indebtedness”
“Holder”
“Indebtedness”
“Indenture”
“Indenture Obligations”
“Independent Director”
“Initial Purchasers”
“Initial Securities “
“Interest Payment Date”
“Interest Rate Agreements”
“Investments”
“Issue Date”
“Lien”
“Local Marketing Agreement”
“Maturity”
“Moody’s”
“Net Cash Proceeds”
“Non-payment Default”
“Officers’ Certificate”
“Operating Cash Flow”
“Opinion of Counsel”
“Opinion of Independent Counsel”
“Outstanding”

“Pari Passu Indebtedness”
“Paying Agent”
“Payment Default”
“Permitted Guarantor Junior Securities”
“Permitted Holders”
“Permitted Indebtedness”
“Permitted Investment”
“Permitted Junior Securities”
“Permitted Subsidiary Indebtedness”
“Person”
“Predecessor Security”
“Preferred Equity Interest”
“Prospectus”
“Public Equity Offering”
“Qualified Equity Interests”
“Redemption Date”
“Redemption Price”
“Registration Rights Agreement”
“Registration Statement”
“Regular Record Date”
“Regulation S”
“Regulation S Global Securities”
“Responsible Officer”
“Restricted Payment”
“Restricted Securities Legend”
“Restricted Securities Transfer Certificate”
“Restricted Security”
“Restricted Subsidiary”
“Rule 144”
“Rule 144A Global Securities”
“Rule 144A Information”
“Sale and Leaseback Transaction”
“S&P”
“Securities”
“Securities Act”
“Security Register” and “Security Registrar”
“Senior Indebtedness”
“Series A Securities”
“Series B Securities”
“Shelf Registration Statement”
“Special Record Date”
“Stated Maturity”

v

ARTICLE TEN COVENANTS

Section 1001.	Payment of Principal, Premium and Interest.
Section 1002.	Maintenance of Office or Agency.
Section 1003.	Money for Security Payments to Be Held in Trust.
Section 1004.	Corporate Existence.
Section 1005.	Payment of Taxes and Other Claims.
Section 1006.	Maintenance of Properties.
Section 1007.	Insurance.
Section 1008.	Limitation on Indebtedness.
Section 1009.	Limitation on Restricted Payments.
Section 1010.	Limitation on Transactions with Affiliates.
Section 1011.	Limitation on Senior Subordinated Indebtedness.
Section 1012.	Limitation on Liens.
Section 1013.	Limitation on Sale of Assets.
Section 1014.	Limitation on Issuances of Guarantees of and Pledges for Indebtedness.
Section 1015.	Restriction on Transfer of Assets.
Section 1016.	Purchase of Securities upon a Change of Control.
Section 1017.	Limitation on Subsidiary Equity Interests.
Section 1018.	Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.
Section 1019.	Limitation on Unrestricted Subsidiaries.
Section 1020.	Provision of Financial Statements.
Section 1021.	Statement by Officers as to Default.
Section 1022.	Waiver of Certain Covenants.

ARTICLE ELEVEN REDEMPTION OF SECURITIES

Section 1101.	Rights of Redemption.
Section 1102.	Applicability of Article.
Section 1103.	Election to Redeem; Notice to Trustee.
Section 1104.	Selection by Trustee of Securities to Be Redeemed.
Section 1105.	Notice of Redemption.
Section 1106.	Deposit of Redemption Price.
Section 1107.	Securities Payable on Redemption Date.
Section 1108.	Securities Redeemed or Purchased in Part.

ARTICLE TWELVE SUBORDINATION OF SECURITIES

Section 1201.	Securities Subordinate to Senior Indebtedness.
Section 1202.	Payment Over of Proceeds Upon Dissolution, etc.
Section 1203.	Suspension of Payment When Senior Indebtedness in Default.

Section 1204.	Payment Permitted if No Default.
Section 1205.	Subrogation to Rights of Holders of Senior Indebtedness.
Section 1206.	Provisions Solely to Define Relative Rights.
Section 1207.	Trustee to Effectuate Subordination.
Section 1208.	No Waiver of Subordination Provisions.
Section 1209.	Notice to Trustee.
Section 1210.	Reliance on Judicial Order or Certificate of Liquidating Agent.
Section 1211.	Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee’s Rights.
Section 1212.	Article Applicable to Paying Agents.
Section 1213.	No Suspension of Remedies.
Section 1214.	Trustee’s Relation to Senior Indebtedness.

ARTICLE THIRTEEN SATISFACTION AND DISCHARGE

Section 1301.	Satisfaction and Discharge of Indenture.
Section 1302.	Application of Trust Money.

ARTICLE FOURTEEN GUARANTEE

Section 1401.	Guarantors’ Guarantee.
Section 1402.	Continuing Guarantee; No Right of Set-Off; Independent Obligation.
Section 1403.	Guarantee Absolute.
Section 1404.	Right to Demand Full Performance.
Section 1405.	Waivers.
Section 1406.	The Guarantors Remain Obligated in Event the Company Is No Longer Obligated to Discharge Indenture Obligations.
Section 1407.	Fraudulent Conveyance; Contribution; Subrogation.
Section 1408.	Guarantee Is in Addition to Other Security.
Section 1409.	Release of Security Interests.
Section 1410.	No Bar to Further Actions.
Section 1411.	Failure to Exercise Rights Shall Not Operate as a Waiver; No Suspension of Remedies.
Section 1412.	Trustee’s Duties; Notice to Trustee.
Section 1413.	Successors and Assigns.
Section 1414.	Release of Guarantee.
Section 1415.	Execution of Guarantee.
Section 1416.	Guarantee Subordinate to Guarantor Senior Indebtedness.
Section 1417.	Payment Over of Proceeds Upon Dissolution of the Guarantor, etc.
Section 1418.	Default on Guarantor Senior Indebtedness.
Section 1419.	Payment Permitted by Each of the Guarantors if No Default.

Section 1420.	Subrogation to Rights of Holders of Guarantor Senior Indebtedness.
Section 1421.	Provisions Solely to Define Relative Rights.
Section 1422.	Trustee to Effectuate Subordination.
Section 1423.	No Waiver of Subordination Provisions.
Section 1424.	Notice to Trustee by Each of the Guarantors.
Section 1425.	Reliance on Judicial Order or Certificate of Liquidating Agent.
Section 1426.	Rights of Trustee as a Holder of Guarantor Senior Indebtedness; Preservation of Trustee’s Rights.
Section 1427.	Article Applicable to Paying Agents.
Section 1428.	No Suspension of Remedies.
Section 1429.	Trustee’s Relation to Guarantor Senior Indebtedness.

TESTIMONIUM

SIGNATURES AND SEALS

ACKNOWLEDGMENTS

ANNEX A	Guarantors

SCHEDULE I	Existing Indebtedness of Sinclair Broadcast Group, Inc. and its Restricted Subsidiaries

SCHEDULE II	Existing Liens

SCHEDULE III	Existing Encumbrances and Restrictions

EXHIBIT A	Form of Regulation S Certificate

EXHIBIT B	Form of Restricted Securities Transfer Certificate

EXHIBIT C	Form of Unrestricted Securities Certificate

EXHIBIT D	Form of Intercompany Note

Reconciliation and tie between Trust Indenture Act of 1939

and Indenture, dated as of December 10, 2001

TRUST INDENTURE ACT SECTION		INDENTURE SECTION
§ 310	(a)	610, 611
	(a)(1)	608
	(a)(2)	608
	(b)	607, 609
§ 311	(a)	612
§ 312	(a)	701
	(b)	702
	(c)	702
§ 313	(a)	703
	(c)	703, 704
§ 314	(a)	704
	(a)(4)	1021
	(c)(1)	103
	(c)(2)	103
	(e)	103
§ 315	(a)	602, 903
	(b)	601, 602, 903
	(c)	602, 903
	(d)	602, 903
	(e)	514
§ 316	(a)(last sentence)	101 ("Outstanding")
		502, 512
	(a)(1)(A)	513
	(a)(1)(B)	508
	(b)	105
	(c)
§ 317	(a)(1)	503
	(a)(2)	504
	(b)	1003
§ 318	(a)	108

Note:                                      This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

x